                                                                     EXHIBIT 2.1

===============================================================================


                                    AGREEMENT

                                       AND

                              PLAN OF DISTRIBUTION

                                     BETWEEN

                          WESTERN WIRELESS CORPORATION

                                       AND

                        VOICESTREAM WIRELESS CORPORATION

===============================================================================


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                                                 TABLE OF CONTENTS
                                                                                                               PAGE


1        THE PLAN OF DISTRIBUTION.................................................................................2

         1.1      Transactions Prior to Distribution..............................................................2

                  1.1.1    Assets of VoiceStream and the VoiceStream Subsidiaries; Other
                           Transactions...........................................................................2
                  1.1.2    The Information Statement..............................................................2
                  1.1.3    Record Date............................................................................2
                  1.1.4    Stock Split............................................................................3
                  1.1.5    No Issuance of Additional Shares.......................................................3
                  1.1.6    Effective Date.........................................................................3

         1.2      The Distribution................................................................................3

                  1.2.1    Distribution of VoiceStream Common Stock...............................................3
                  1.2.2    Conditions.............................................................................3

         1.3      Termination and Amendment.......................................................................4

         1.4.     401(k) Plan.....................................................................................4

                  1.4.1    VoiceStream Plans......................................................................4
                  1.4.2    Transfer of 401(k) Plan Assets.........................................................4

         1.5      Stock Options and Restricted Stock..............................................................4

                  1.5.1    VoiceStream Stock Option Plan..........................................................4
                  1.5.2    Vested Options.........................................................................4
                  1.5.3    Stock Option Agreements with Respect toVested Options..................................4
                  1.5.4    Unvested Options.......................................................................6
                  1.5.5    Stock Option Agreements with Respect to Unvested Options...............................6
                  1.5.6    VoiceStream Restricted Stock Plan......................................................8

2        PROVISION OF MANAGEMENT SERVICES AND SPECIFICATION OF ON-GOING RELATIONSHIPS.............................8

         2.1      Services........................................................................................8

                  2.1.1    Existing Services Agreement............................................................8
                  2.1.2    General Assistance.....................................................................8
                  2.1.3    Exceptions to Requirement to Provide Services..........................................9
                  2.1.4    Payment for Services...................................................................9
                  2.1.5    Office of the Chairman.................................................................9
                  2.1.6    Termination of Obligation to Provide Services..........................................9

         2.2      Estimation and Payment of Insurance Claims......................................................9

                  2.2.1    Background.............................................................................9
                  2.2.2    Term..................................................................................10
                  2.2.3    Notice and Administration of Claims...................................................10
                  2.2.4    Personnel Costs.......................................................................10

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
         2.3      Access to Information and Witnesses............................................................10
         2.4      Mail and Other Items...........................................................................11
         2.5      Indemnification................................................................................11
         2.6      Pending Litigation and Significant Obligations.................................................13
         2.7      Use of the Company Name........................................................................14
         2.8      Premises and Occupancy Expenses................................................................14

3        SPECIFIC AGREEMENTS BETWEEN THE PARTIES.................................................................15

         3.1      Tax Sharing Agreement..........................................................................15
         3.2      Roaming Agreement..............................................................................15
         3.3      Spectrum Allocation and Conflicts of Interest..................................................15

4        MISCELLANEOUS PROVISIONS OF GENERAL APPLICABILITY.......................................................15

         4.1      Entire Agreement...............................................................................15
         4.2      Benefit of Agreement...........................................................................15
         4.3      Further Documents; Compliance; Governmental Approvals..........................................16
         4.4      Notices........................................................................................16
         4.5      Arbitration....................................................................................16
         4.6      Attorneys'Fees.................................................................................16
         4.7      Governing Law..................................................................................16
         4.8      Meaning of Terms...............................................................................16
         4.9      Headings.......................................................................................17


LIST OF EXHIBITS

Exhibit (ii)      VoiceStream Subsidiaries
Exhibit (v)       IRS Ruling
Exhibit 1.1.2     Information Statement
Exhibit 3.1       Tax Sharing Agreement, as amended
Exhibit 3.2       Roaming Agreement
Exhibit 3.3       Spectrum Allocation and Non-Competition Agreement



                                      -ii-
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
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                             INDEX OF DEFINED TERMS



TERM                                     PAGE DEFINED
----                                     ------------
1934 ACT.......................................2
AGREEMENT......................................1
AVERAGING PERIOD...............................5
CELLULAR ONE..................................13
CLASS A COMMON STOCK...........................1
CLASS B COMMON STOCK...........................1
COMMITTEE......................................2
COMPANY........................................1
COMPANY LIABILITIES...........................11
DISTRIBUTION...................................1
DISTRIBUTION LIABILITIES......................11
DOMESTIC PCS BUSINESS..........................1
EFFECTIVE DATE.................................2
FCC............................................1
INCURRED CLAIMS................................9
INDEMNIFIED PARTY.............................11
INDEMNIFYING PARTY............................11
INFORMATION...................................10
INFORMATION STATEMENT..........................2
IRS............................................1
IRS RULING.....................................1
NEW UNVESTED WWC OPTIONS.......................5
NEW WWC OPTION EXERCISE PRICE..................5
OLD EXERCISE PRICE.............................5
PREMISES......................................13
PROCEEDINGS...................................13
RECORD DATE....................................2
SERVICES.......................................8
SERVICES AGREEMENT.............................8
SHARED SENIOR MANAGEMENT.......................8
SUBSTITUTE WWC OPTION AGREEMENT................4
UNVESTED VOICESTREAM OPTIONS...................6
UNVESTED WWC OPTIONS...........................5
VESTED VOICESTREAM OPTIONS.....................4
VESTED WWC OPTIONS.............................4
VOICESTREAM....................................1
VOICESTREAM 401(k) PLAN........................4
VOICESTREAM BOARD..............................2
VOICESTREAM COMMON STOCK.......................1


TERM                                     PAGE DEFINED
----                                     ------------


VOICESTREAM EMPLOYEE...........................4
VOICESTREAM LIABILITIES.......................11
VOICESTREAM OPTION AGREEMENT...................4
VOICESTREAM OPTION EXERCISE PRICE..............5
VOICESTREAM PRICE PERCENTAGE...................5
VOICESTREAM RESTRICTED STOCK PLAN..............7
VOICESTREAM STOCK OPTION PLAN..................4
VOICESTREAM SUBSIDIARIES.......................1
WWC BOARD......................................2
WWC COMMON STOCK...............................1
WWC EMPLOYEE...................................4
WWC OPTION PLAN................................4
WWC PRICE PERCENTAGE...........................5
WWC RESTRICTED STOCK PLAN......................7


                       AGREEMENT AND PLAN OF DISTRIBUTION

         THIS AGREEMENT AND PLAN OF DISTRIBUTION ("Agreement") is made by and between WESTERN WIRELESS CORPORATION, a Washington corporation (the "Company"), and VoiceStream Wireless CORPORATION, a Washington corporation ("VoiceStream").

                                    RECITALS

         (i) The Company, directly and through its direct and indirect subsidiaries, including VoiceStream, operates various wireless communications services, including cellular service, personal communications service ("PCS" service), and paging service in the United States and in selected international markets;

         (ii) VoiceStream, as an 80.1% owned subsidiary of the Company, and VoiceStream's numerous direct and indirect subsidiaries identified on Exhibit
(ii) hereto (the "VoiceStream Subsidiaries"), collectively are responsible for performing and providing for the Company's PCS service in the United States under the VoiceStream(R) brand name (the "Domestic PCS Business");

         (iii) The Company has determined that it is in its own and its shareholders' long-term best interests that the Company be restructured into two publicly held companies:

                  (1) the Company, which will continue to provide cellular telephone services in rural areas in the western United States using the Cellular One(R) brand name, to provide paging and competitive local exchange carrier service in selected United States markets, and to hold all Company interests in subsidiaries (including investments in joint ventures) operating outside the United States; and

                  (2) VoiceStream, which will own and operate the Domestic PCS Business and which, collectively with the VoiceStream Subsidiaries, will hold all assets and liabilities related to, and all of the Company's Federal Communications Commission ("FCC") licenses authorizing, the Domestic PCS Business.

         (iv) To accomplish the restructuring, the Company desires to distribute (the "Distribution") to each shareholder of the Company one share of the common stock, no par value, of VoiceStream (the "VoiceStream Common Stock") for each one share of the Class A Common Stock, no par value, of the Company (the "Class A Common Stock") or the Class B Common Stock, no par value, of the Company (the "Class B Common Stock") owned by such shareholder (Class A Common Stock and Class B Common Stock is referred to collectively herein as the "WWC Common Stock").

         (v) Pursuant to a ruling received by the Company from the United States Internal Revenue Service ("IRS"), on January 28, 1999, a copy of which is attached as Exhibit (v) hereto (the "IRS Ruling"), the Distribution may be accomplished without the recognition of gain or loss to the Company or to the Company's shareholders, as further described therein.

         (vi) The Company and VoiceStream desire to provide in this Agreement for the Distribution of VoiceStream Common Stock in accordance with the IRS Ruling.

         (vii) The Company and VoiceStream also desire to allow for certain other transactions, and to make provision for certain on-going relationships between them concerning delivery of services, handling of insured and uninsured claims, and other matters.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

1  THE PLAN OF DISTRIBUTION.

         1.1 Transactions Prior to Distribution.

             1.1.1 Assets of VoiceStream and the VoiceStream Subsidiaries; Other Transactions. Prior to date hereof, the Company has transferred to VoiceStream or to the VoiceStream Subsidiaries, as the case may be, all assets and liabilities of the Company related to the Domestic PCS Business. Prior to the Effective Date of the Distribution (the "Effective Date," as determined pursuant to Section 1.1.6), Western Wireless and VoiceStream shall undertake the transactions contemplated in paragraphs (1) through (6) on pages 5 through 6 of the IRS Ruling.

             1.1.2 The Information Statement. The Company has prepared for distribution to its shareholders, in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the "1934 Act"), an Information Statement in the form attached as Exhibit 1.1.2 hereto (the "Information Statement"), identifying and describing the Distribution and the reasons therefor. The Information Statement will be sent to all Company shareholders on the date established by the Company's Board of Directors (the "WWC Board"), pursuant to Section 1.1.3 (the "Record Date"), and will provide that the Distribution will be effective as of the Effective Date.

             1.1.3 Record Date. The WWC Board, or, if so directed by resolution of the WWC Board, a Committee appointed for such purposes (the "Committee") shall set the Record Date on which a record of the Company shareholders shall be taken so as to determine which shareholders shall be provided the Information Statement.

             1.1.4 Stock Split. The Board of Directors of VoiceStream (the "VoiceStream Board") shall take all actions necessary to cause a stock split, in the form of a stock dividend, the effect of which will be that as of the Record Date the number of shares of VoiceStream Common Stock held by the Company will equal exactly the number of shares of WWC Common Stock held by all shareholders of the Company.

             1.1.5 No Issuance of Additional Shares. The WWC Board shall take all actions necessary to prevent the issuance of shares of WWC Common Stock, pursuant to exercise of stock options or otherwise, from the Record Date to the Effective Date, so as to fix the number of issued and outstanding shares of WWC Common Stock as of the Record Date until the Effective Date.

             1.1.6 Effective Date. The WWC Board shall establish the Effective Date upon which the Distribution shall take place and the spin off shall be effective, provided that such date shall be identified in the Information Statement and shall be no fewer than 20 days following the Record Date. In the event for any reason that the WWC Board determines to postpone the spin-off, the Effective Date shall be the date rescheduled by the Board to be the date upon which the Distribution shall take place.

             1.2 The Distribution.

             1.2.1 .Distribution of VoiceStream Common Stock. The Company shall as soon as practical after the Effective Date distribute to the Company shareholders who held WWC Common Stock on the Effective Date certificates representing the shares of VoiceStream Common Stock held by the Company in accordance with Section 1.1.4 above on the basis of one share of VoiceStream Common Stock for each one share of the WWC Common Stock held by such shareholder.

             1.2.2 Conditions. The consummation of this Agreement is subject to the following conditions:

                   (a) The IRS Ruling shall not have been withdrawn.

                   (b) The Company and VoiceStream shall have obtained all orders, rulings, consents or approvals, governmental or otherwise, necessary to permit them to perform this Agreement in accordance with its terms.

                   (c) On the Effective Date, each party shall furnish to the other all such documents and certificates, including assignments and conveyances, as shall, in the opinion of counsel, be required to consummate this Agreement.

                   (d) The VoiceStream Common Stock shall have been listed for trading on the Nasdaq Stock Market.

         1.3 Termination and Amendment. Notwithstanding the approval of this Agreement by the WWC Board and the VoiceStream Board, at any time prior to the Effective Date, this Agreement may be terminated, or the Effective Date may be delayed, by the WWC Board acting in its sole discretion, and the terms hereof may be amended by the mutual consent of the WWC Board and the VoiceStream Board.

         1.4  401(k) Plan.

                  1.4.1 VoiceStream Plans. VoiceStream shall establish a defined contribution 401(k) plan ("VoiceStream 401(k) Plan") substantially similar to the Company's 401(k) plan presently in effect. The VoiceStream 401(k) Plan shall give participants credit for service as Company employees.

                  1.4.2 Transfer of 401(k) Plan Assets. After the Distribution, the account balances of participants in the VoiceStream 401(k) Plan shall be transferred from the Company 401(k) plan to the VoiceStream 401(k) Plan.

         1.5 Stock Options and Restricted Stock.

                  1.5.1 VoiceStream Stock Option Plan. VoiceStream has established a stock option plan ("VoiceStream Stock Option Plan") substantially similar to the Company's stock option plan presently in effect ("WWC Option Plan").

                  1.5.2 Vested Options. It is the intent of the Company and VoiceStream that each individual that as of the Effective Date is the holder of fully vested options to purchase an identified number of shares of WWC Common Stock ("Vested WWC Options"), as listed on the Vested Options Schedule adopted by the Company and VoiceStream, will, at and after the Effective Date retain the right to purchase such identified number of shares of WWC Common Stock and will, in addition, receive a vested option to purchase an equal number of shares of VoiceStream Common Stock ("Vested VoiceStream Options"), all in accordance with this Section 1.5. The terms of this Section 1.5 will apply to each individual who on and after the Effective Date remains an employee of the Company ("WWC Employee") and to each individual who on and after the Effective Date becomes an employee of VoiceStream ("VoiceStream Employee"). The Vested Options Schedule adopted by the Company and VoiceStream shall identify each individual who holds Vested WWC Options, and for each set forth, among other information, the original date of grant, the number of shares purchasable as of the Effective Date, the exercise price per share of shares purchasable as of the Effective Date, and the outside termination date of the original grant.

                  1.5.3 Stock Option Agreements with Respect to Vested Options. The individual's right to retain the Vested WWC Options and to receive the Vested VoiceStream Options will be contingent on, and fully subject to, (a) the recipients' execution of a substitute stock option agreement replacing the agreement covering the Vested WWC Options (" Substitute WWC Option Agreement"),
(b) surrender of the recipient's original agreement with respect to the Vested WWC Options, and (c) the recipient's execution of a new VoiceStream Stock Option Agreement ("VoiceStream Option Agreement"). The terms of the Substitute WWC Option Agreement and the VoiceStream Option Agreement will provide, as the case may be, as follows.

                        1.5.3.1 WWC Employees--For a WWC Employee, the number of Vested WWC Options and the terms of the option as originally granted will remain unchanged, except the Substitute WWC Option Agreement will provide that the exercise price to purchase WWC Common Stock will be reduced pursuant to 1.5.3.3 below. The terms of the VoiceStream Option Agreement to be issued to WWC Employees will be materially identical to the terms of the Substitute WWC Option Agreement, with appropriate revisions to reflect VoiceStream as the grantor, and will be governed by the VoiceStream Stock Option Plan.

                  1.5.3.2 VoiceStream Employees--For a VoiceStream Employee, the number of Vested WWC Options and the terms of the options as originally granted to the VoiceStream Employee when such employee was employed by the Company will remain unchanged, except the Substitute WWC Option Agreement will provide that
(i) the exercise price to purchase WWC Common Stock will be reduced pursuant to
1.5.3.3 below, and, (ii) the terms with respect to termination of the option and all rights thereunder on termination of employment by the Company will be amended to relate to termination of employment by VoiceStream, rather than the Company. The Substitute WWC Option Agreement will remain subject to the WWC Option Plan. The terms of the VoiceStream Option Agreement to be issued to VoiceStream Employees will be materially identical to the terms of the Substitute WWC Option Agreement, with appropriate revisions to reflect VoiceStream as the grantor, and will be governed by the VoiceStream Stock Option Plan.

                  1.5.3.3 Exercise Price--The exercise price of the Vested WWC Options as set forth in the Substitute WWC Option Agreement ("New WWC Option Exercise Price") and the exercise price of the Vested VoiceStream Options ("VoiceStream Option Exercise Price") will each be established as a percentage of the exercise price of the Vested WWC Options (the "Old Exercise Price") prior to replacement by the Substitute WWC Option Agreement, and will collectively total 100% of the Old Exercise Price. The relative percentage of the Old Exercise Price to be applied to determine the WWC Option Exercise Price (the "WWC Price Percentage") and to be applied to determine the New VoiceStream Option Exercise Price (the "VoiceStream Price Percentage") will be determined based upon the relative averages of the daily last trade prices of each of the WWC Common Stock and the VoiceStream Common Stock during a period of 10 trading days ("Averaging Period") beginning the 5th trading day after the Effective Date. For example, assume the Old Exercise Price was $20.00. If the average of the daily last trade prices of WWC Common Stock during the Averaging Period was $15.00 and the average of the daily last trade prices of VoiceStream Common Stock during the Averaging Period was $10.00 (a total for both of $25.00), then for WWC Common Stock the relative average, and the WWC Price Percentage, would be 60% (15/25) and for VoiceStream Common Stock the relative average, and the VoiceStream Price Percentage, would be 40% (10/25). As a result, the New WWC Option Exercise Price would be $12.00 ($20.00 x 60%), while the VoiceStream Option Exercise Price would be $8.00 ($20.00 x 40%).

            1.5.4 Unvested Options. It is the intent of the Company and VoiceStream that each individual that as of the Effective Date is the holder of unvested options to purchase an identified number of shares of WWC Common Stock ("Unvested WWC Options"), as listed on the Unvested Options Schedule adopted by the Company and VoiceStream, will, at and after the Effective Date, (a) if they are a WWC Employee, surrender the original option to purchase such identified number of shares of WWC Common Stock and will, in replacement thereof, receive an unvested option ("New Unvested WWC Options") to purchase a new, increased number at a new exercise price, determined pursuant to Section 1.5.5.3 below, of shares of WWC Common Stock, on terms, except as to number of shares and exercise price, materially identical to the terms of the agreement by which they were granted their existing Unvested WWC Options, and (b) if they are a VoiceStream Employee, will lose the right to purchase WWC Common Stock and will be granted by VoiceStream unvested options ("Unvested VoiceStream Options") to purchase a number of shares of VoiceStream Common Stock at a new exercise price, determined pursuant to Section 1.5.5.4 below, on terms, except as to number of shares and exercise price, materially identical to the terms of the agreement by which they were granted their existing Unvested WWC Options, with appropriate revisions as to grantor, all in accordance with this Section 1.5. The Unvested Options Schedule adopted by the Company and VoiceStream shall identify each individual who holds Unvested WWC Options, and for each shall set forth, among other information, the original date of grant, the number of shares purchasable as of the Effective Date, the exercise price per share of shares purchasable as of the Effective Date, and the outside termination date of the original grant.

            1.5.5 Stock Option Agreements with Respect to Unvested Options. The terms of the agreements with respect to the New Unvested WWC Options and the Unvested VoiceStream Options will provide, as the case may be, as follows.

                  1.5.5.1 WWC Employees--For a WWC Employee, the individual's right to receive the New Unvested WWC Options will be contingent on, and fully subject to, (a) surrender of the recipient's original agreement with respect to the Unvested WWC Options and (b) the recipients' execution of a Substitute WWC Option Agreement replacing the agreement covering the Unvested WWC Options. Except with respect to exercise price and the number of shares, the Substitute WWC Option Agreement will contain terms materially identical to the terms of the agreement by which the recipient was granted their existing Unvested WWC Options. The number of shares to be purchased and the exercise price to purchase WWC Common Stock will be established with respect to the New Unvested WWC Options pursuant to Section 1.5.5.3 below.

                  1.5.5.2 VoiceStream Employees--For a VoiceStream Employee, the individual's right to receive the Unvested VoiceStream Options will be contingent on, and fully subject to, (a) surrender of the recipient's original agreement with respect to the Unvested WWC Options, and (b) the recipient's execution of a new VoiceStream Stock Option Agreement. Except with respect to exercise price and the number of shares, the terms of the VoiceStream Option Agreement to be issued to VoiceStream Employees will be materially identical to the terms of the surrendered original agreement granting the Unvested WWC Options, with appropriate revisions to reflect VoiceStream as the grantor, and will be governed by the VoiceStream Stock Option Plan, provided that the number of shares and the exercise price will be established pursuant to Section 1.5.5.4 below.


                  1.5.5.3 Number of Shares and Exercise Price for WWC Employees--The number of shares subject to the New Unvested WWC Options shall be determined by multiplying the number of shares represented by the Unvested WWC Options by a fraction, the numerator of which is the sum of the average daily last trade prices of both WWC Common Stock and VoiceStream Common Stock during the Averaging Period, and the denominator of which is the average of the daily last trade prices of WWC Common Stock during the Averaging Period. The new exercise price shall be determined by multiplying the exercise price for the Unvested WWC Options by a fraction, the numerator of which is the average of the daily last trade prices of WWC Common Stock during the Averaging Period, and the denominator of which is the sum of the average daily last trade prices of both WWC Common Stock and VoiceStream Common Stock during the Averaging Period. For example, if the number of shares subject to the Unvested WWC Options was 100 at an exercise price of $20.00, and during the Averaging Period the average daily last trade price of the WWC Common Stock was $16.00 and the average daily last trade price of the VoiceStream Common Stock was $12.00, the number of shares subject to the New Unvested WWC Options would be 175 (100 shares x $28.00/$16.00), and the exercise price for the New Unvested WWC Options would be $11.43 ($20.00 x $16.00/$28.00).

                  1.5.5.4 Number of Shares and Exercise Price for VoiceStream Employees--The number of shares subject to the Unvested VoiceStream Options shall be determined by multiplying the number of shares represented by the Unvested WWC Options by a fraction, the numerator of which is the sum of the average daily last trade prices of both WWC Common Stock and VoiceStream Common Stock during the Averaging Period, and the denominator of which is the average of the daily last trade prices of VoiceStream Common Stock during the Averaging Period. The new exercise price shall be determined by multiplying the exercise price for the Unvested WWC Options by a fraction, the numerator of which is the average of the daily last trade prices of VoiceStream Common Stock during the Averaging Period, and the denominator of which is the sum of the average daily last trade prices of both WWC Common Stock and VoiceStream Common Stock during the Averaging Period. For example, if the number of shares subject to the Unvested WWC Options was 100 at an exercise price of $20, and during the Averaging Period the average daily last trade price of the WWC Common Stock was $16.00 and the average daily last trade price of the VoiceStream Common Stock was $12.00, the number of shares subject to the Unvested VoiceStream Options would be 233 (100 shares x $28.00/$12.00), and the exercise price for the Unvested VoiceStream Options would be $8.57 ($20.00 x $12.00/$28.00).

         1.5.6 VoiceStream Restricted Stock Plan. VoiceStream shall establish a restricted stock plan ("VoiceStream Restricted Stock Plan") substantially similar to the Company's restricted stock option plan presently in effect ("WWC Restricted Stock Plan"). All individuals who prior to the Effective Date were employees of the Company and who have previously been awarded restricted stock by the Company, as identified on the Restricted Stock Schedule adopted by the Company and VoiceStream, will receive shares of VoiceStream Common Stock pursuant to Section 1.2, and such shares shall be subject to the terms and restrictions of the WWC Restricted Stock Plan and the grant thereunder covering the shares with respect to which the VoiceStream Common Stock is issued. All individuals who prior to the Effective Date were employees of the Company and who on and after the Effective Date will be employees of VoiceStream, and who have previously been awarded restricted stock by the Company, as identified on the Restricted Stock Schedule adopted by the Company and VoiceStream, will be issued an amendment to their restricted stock grant as necessary to avoid forfeiture thereunder as a result of the new employment arrangements, and containing such other terms, including adjustments as to existing restrictions and delegation of authority to VoiceStream as to additional adjustments, as the WWC Board shall determine.

 2. PROVISION OF SERVICES AND SPECIFICATION OF ON-GOING RELATIONSHIPS.

         2.1 Services. The following terms hereof shall apply with respect to the services to be provided between and among the parties (collectively, "Services").

                  2.1.1 Existing Services Agreement. The Services Agreement between the Company and VoiceStream executed as of February 17, 1998 in connection with the investment in VoiceStream by a subsidiary of Hutchison Whampoa Ltd. (the "Services Agreement") shall be terminated as of the Effective Date.

                  2.1.2 General Assistance. From and after the Effective Date for a period, subject to Section 2.1.6, not to exceed one (1) year, the Company and VoiceStream shall generally make their respective employees available to each other as necessary to support the respective activities of each party in areas including, without limitation, (a) advice and services relating to legal matters, (b) accounting, (c) taxation and financial services, and (d) human resources.

                  2.1.3 Exceptions to Requirement to Provide Services. Neither the Company nor VoiceStream shall be obliged to provide Services to the other if:

                           2.1.3.1 doing so would unreasonably interfere with
the performance by any employee of services for his employer or otherwise cause unreasonable burden on the party otherwise obliged to provide Services;

                           2.1.3.2 it is not in a position to provide such
Services by reason of an absence of past participation, involvement or familiarity with such matters or the absence of personnel competent to perform such services; or

                           2.1.3.3 the performance of such Service presents an
unavoidable conflict of interest between the Company and VoiceStream.

                  2.1.4 Payment for Services. Each party shall be entitled to receive payment from the other party for the reasonable costs and expenses of providing such services.

                  2.1.5 Shared Senior Management. The Company and VoiceStream will jointly provide for and fund the salaries and expenses of John W. Stanton, Donald Guthrie, and Alan R. Bender (the "Shared Senior Management"), who will support the Company and VoiceStream on an on-going basis on terms established from time to time by the mutual agreement of the WWC Board and the VoiceStream Board. The services of Mr. Guthrie and Mr. Bender for both the Company and VoiceStream shall continue for up to three (3) years.

                  2.1.6 Termination of Obligation to Provide Services. At any time, either party may undertake to perform any or all of the Services being provided hereunder by the other by providing the other with ninety (90) days' prior written notice of its intent to commence to perform such Services and to terminate this Agreement with respect to such Services. At any time after a date thirty (30) days following the Effective Date, a party rendering Services may terminate its obligations under this Section 2 by providing the other with ninety (90) days' prior written notice of its intent to so terminate its delivery of Services; provided that the other party shall have the right to extend such ninety (90) day period for a reasonable period of time to permit an orderly transition so long as such period does not extend beyond one (1) year from the Effective Date.

         2.2 Estimation and Payment of Insurance Claims.

                  2.2.1 Background. The Company currently maintains insurance policies which provide coverage for each of the Company's business and VoiceStream's business. Certain of these policies are "claims made" policies and these must be in place both at the time of occurrence of the insured loss and at the time a resulting claim is made. In order to ensure continuity of coverage of these "claims made" policies, the Company will purchase so-called "run-off" coverage for a minimum time of 3 years following the Spin-off. The responsibility for the premiums associated with the "run-off" policies shall be shared equally by the Company and VoiceStream. The Company and VoiceStream are aware there are and may be a number of occurrences before the Distribution Date involving the activities of VoiceStream's business for which claims have been or may be made ("Incurred Claims"), and are aware that additional Incurred Claims involving the activities of VoiceStream's business may come to light which will result in insurance claims under either "claims made" or "claims accrued" policies covering the combined business.

                  2.2.2 Term. The parties' obligations under this Section 2 shall continue for as long as there are any Incurred Claims which have not been finally settled.


                  2.2.3 Notice and Administration of Claims. The Company will promptly notify VoiceStream of any Incurred Claims asserted against the Company relating in whole or in part to VoiceStream's business. VoiceStream will promptly notify the Company of any Incurred Claims asserted against VoiceStream or the VoiceStream Subsidiaries which VoiceStream reasonably believes are covered by insurance policies covering the combined businesses. VoiceStream will have the responsibility of administering, defending and settling all such Incurred Claims which relate solely to VoiceStream's business. VoiceStream and Western Wireless will jointly and cooperatively administer, defend and settle all such Incurred Claims that relate to both VoiceStream's and Western Wireless' businesses. Any self-insured portion of Incurred Claims and the costs of defending such Incurred Claims shall be borne by VoiceStream in proportion to the extent to which the Incurred Claim relates to VoiceStream's business. In connection with Incurred Claims covered by insurance, the Company will promptly transfer to VoiceStream any funds proportionally due to VoiceStream that are received by the Company in connection with the settlement of Incurred Claims.

                  2.2.4 Personnel Costs. Time expended by Company personnel in dealing with Incurred Claims under this Section 2.2 shall be paid for by VoiceStream in accordance with and in the same manner as Services are paid for under Section 2.1

         2.3 Access to Information and Witnesses.

         Subsequent to the Distribution, each of the Company and VoiceStream may have in its possession or under its control (or the control of persons or firms which have rendered services to or otherwise done business with it) books, records, contracts, instruments, data and other information (collectively, "Information") which may prove necessary to the other in connection with the other's business. Accordingly, at all times subsequent to the Record Date, (i) the Company agrees to provide to VoiceStream, and VoiceStream agrees to provide to the Company, upon the other's request, at all reasonable times, full and complete access to (including access to persons or firms possessing Information), and duplication rights with respect to, any and all such Information as the other may reasonably request and require in the conduct of its business; and (ii) the Company agrees to use its best efforts to make available to VoiceStream, and VoiceStream agrees to use its best efforts to make available to the Company, upon the other's request, their respective officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which VoiceStream or the Company, as the case may be, may from time to time be involved. "Information" shall include without limitation information sought for audit, accounting, FCC filing, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations under federal and state securities laws. The party providing Information or making witnesses available shall be entitled to receive from the other party, upon the presentation of invoices therefor, payment as calculated in Section 2.1.4 above. This provision is intended for the convenience of the parties in administrative matters, and all information that is by its nature privileged or confidential will be subject to release only in the event a confidentiality agreement reasonably acceptable to the releasing party is executed at the time of the release.

         2.4 Mail and Other Items.

         Subsequent to the Distribution, each of the Company and VoiceStream may receive mail, deliveries, faxes, email, packages and other communications properly belonging to the other. Accordingly, at all times subsequent to the Record Date, each of the Company and VoiceStream authorizes the other to receive and open mail, deliveries, faxes, email, packages and other communications received by it and not unambiguously intended for the other party or any of the other party's officers and/or directors specifically in their capacities as such, and to retain the same to the extent that they relate to the business of the receiving party. To the extent that they do not relate to the business of the receiving party and do relate to the business of the other party, or to the extent that they relate to both businesses, the receiving party shall promptly contact the other party for delivery instructions and such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) shall promptly be forwarded to the other party in accordance with its delivery instructions. The provisions of this Section 2.4 are not intended to and shall not be deemed to constitute an authorization by either the Company or VoiceStream to permit the other to accept service of process on its behalf and neither party is nor shall be deemed to be the agent of the other for service of process purposes.

         2.5 Indemnification.

                  2.5.1 Pursuant to this Agreement, VoiceStream shall continue to remain primarily liable for all liabilities and obligations of VoiceStream and shall also assume the Company's liabilities, obligations, lawsuits and administrative investigations relating to or arising from the Domestic PCS Business (collectively, the "VoiceStream Liabilities"); provided that liabilities and obligations in respect of taxes shall be governed by the terms of the Tax Sharing Agreement. The Company shall continue to be liable for all liabilities, obligations, lawsuits and administrative investigations relating to or arising from all business of the Company other than the Domestic PCS Business (the "Company Liabilities"); provided that liabilities and obligations in respect of taxes shall be governed by the terms of the Tax Sharing Agreement. VoiceStream and the Company shall each be responsible for its own "Distribution Liabilities" (defined as expenses, costs, or liabilities directly related to the Distribution) which are incurred or accrued prior to the Effective Date; provided that liabilities and obligations in respect of taxes shall be governed by the Tax Sharing Agreement. The Company and VoiceStream shall share (i) any Distribution Liabilities incurred or accrued after the Effective Date; and (ii) any liabilities which are not specifically assumed by either party and are neither VoiceStream liabilities nor Company Liabilities, and the relative shares of the Company and VoiceStream will be allocated in the same percentage as their respective market capitalizations determined based upon the relative averages of the daily last trade prices of the WWC Common Stock and the VoiceStream Common Stock during Averaging Period.

                  2.5.2 VoiceStream agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or related in any manner to the VoiceStream Liabilities and any and all liabilities of the Company pursuant to any obligations of the Company to the extent the same have been specifically assumed by VoiceStream in writing.

                  2.5.3 The Company agrees to indemnify, defend and hold harmless VoiceStream and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or related in any manner to the Company Liabilities.

                  2.5.4 If any action is brought or any claim is made against a party or controlling person with respect to which indemnity may be sought (the "Indemnified Party"), the Indemnified Party shall, with reasonable promptness after the receipt of information indicating that an action has been or is likely to be instituted or a claim has been or is likely to be made, notify the party from whom indemnification is to be sought (the "Indemnifying Party") in writing of such action or claim and the Indemnifying Party shall have the obligation to assume the defense of such action or claim, including the employment of counsel; provided, however, that the Indemnifying Party shall not-be entitled to settle such action or claim on behalf of the Indemnified Party without the prior written consent of the Indemnified Party, (which consent shall not unreasonably be withheld, if, but only if, such settlement would not, in addition to the payment of money, impose an unreasonable and material burden on the Indemnified Party, such as a consent judgment or injunction). Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or claim or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or claim or such Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct any different or additional defense of such action or claim on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. Except as expressly provided above, the Indemnifying Party shall not be liable to any Indemnified Party for legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against such action or claim subsequent to such time as the Indemnifying Party assumes the defense of such action or claim. Anything in this Section 2.5 to the contrary notwithstanding, no Indemnifying Party shall be liable for any settlement of any such claim or action effected without its written consent. In the event that any actions or claims could result in both parties being liable to the other under these indemnification provisions, the parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and/or settlement of such action or claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties under the provisions of this Section 2.5.4.

                  2.5.5 For purposes of this Section 2.5, losses, liabilities, claims, damages, costs and expenses of past, present or future officers, directors, employees, agents or subsidiaries of the Company or VoiceStream shall be deemed to have been suffered by the Company or VoiceStream, as the case may be.

                  2.5.6 The indemnification provided for in this Section 2.5 shall be subject to the following provisions:

                           2.5.6.1 Any amounts payable from the Company to
VoiceStream and from VoiceStream to the Company shall first be offset against each other with any net balance then payable upon demand;

                           2.5.6.2 The indemnification provisions hereof shall
survive the Effective Date and any investigation made at any time by either of the parties. In addition, actual prior knowledge by the Indemnified Party with respect to any matter as to which indemnification may be sought shall not constitute a defense to the Indemnifying Party or otherwise affect the Indemnified Party's rights to indemnification pursuant to the provisions hereof; and

                           2.5.6.3 Subject to the provisions of Section 2.5.6.1
and 2.5.6.2 above, the indemnification provisions of this Section 2.5 are made for the sole benefit of the Company and VoiceStream and shall not, except to the extent expressly stated otherwise herein, inure to the benefit of any third party.

         2.6 Pending Litigation and Significant Obligations.

                  2.6.1 With respect to all pending litigation and proceedings (the "Proceedings") relating to the Domestic PCS Business to which the Company has heretofore been a party and the liability for which will be assumed by VoiceStream pursuant to this Agreement, the parties will endeavor to have VoiceStream substituted in the place of and for the Company (and to have the Company removed) as a party as promptly as is reasonably practicable. Pending such substitution, and in cases where such substitution cannot be effected, VoiceStream shall, subsequent to the Effective Date, in the name of the Company but on behalf of VoiceStream, assume and have the sole and exclusive right to direct the defense, prosecution and/or settlement of the claims involved, including the employment of counsel (which counsel may be the counsel heretofore used by the Company for such purpose), and VoiceStream shall pay all expenses related thereto. To the extent that any such expenses are paid by the Company, VoiceStream shall promptly reimburse the Company therefor.

                  2.6.2 With respect to all significant outstanding contracts, licenses, guarantees and other obligations relating to the Domestic PCS Business to which the Company has heretofore been a party and the liability for which will be assumed by VoiceStream pursuant to this Agreement, the parties will endeavor, to the extent not already provided for, to have VoiceStream substituted in the place of and for the Company (and to have the Company removed) as a party as promptly as is reasonably practicable.

         2.7 Use of the Company Name.

         VoiceStream agrees that it will discontinue and will cause each of its subsidiaries to discontinue all use of the name "Western Wireless," "Western" and "Cellular One," and to remove each of said names from its name and business as well as from the name and business of each such subsidiary as promptly as is reasonably practicable.

         2.8 Premises and Occupancy Expenses.

                  2.8.1 The Company and VoiceStream (subject to requisite approvals), shall enter into mutually agreeable arrangements with respect to VoiceStream's use of office space and equipment at 3650 131st Avenue SE, Bellevue, Washington, 98006, and such other locations as are mutually determined by the Company and VoiceStream (the "Premises"), subject and subordinate to the terms, provisions, covenants and conditions of the leases under which the Company has leased the Premises and of this Section 2.8.

                  2.8.2 The term of this Section 2.8 shall commence on the Effective Date and terminate upon ninety (90) days notice by the Company; provided that VoiceStream shall have the right to extend such ninety (90) day period for a reasonable period of time to permit an orderly transition.

                  2.8.3 VoiceStream acknowledges that it has inspected the Premises and accepts the same in an "as is" condition and that the Company shall have no obligation whatsoever to make any alterations, improvements or repairs.

                  2.8.4 Notwithstanding the provisions of Section 2.1, (i) lease payments and all other shared costs of occupancy of the Premises, (ii) all expenses, including depreciation and maintenance expenses, related to shared furnishings and equipment at the Premises, and (iii) all out-of-pocket expenses related to shared fax, telephone, duplicating and miscellaneous office equipment at the Premises shall be shared in proportion to use by the Company and VoiceStream. The foregoing expenses shall be reimbursed monthly. The Company and VoiceStream may from time to time review the allocation of expenses between the Company and VoiceStream and either shall have the right to propose a change in the allocation (for either the most recent fiscal year or on a prospective basis from the beginning of the current fiscal year) of such expenses between the Company and VoiceStream. If the two parties do not concur as to a proposed change then either party may request that the question of a fair allocation be submitted to a mutually acceptable independent nationally recognized certified public accounting firm (which may include an auditing firm previously retained by either the Company or VoiceStream) and the determination of such firm shall be final and binding on each party. Any reimbursement required by either an agreed change or a determination by the accounting firm shall be paid within five business days. The monthly rate of future reimbursements shall also be adjusted accordingly.

3 SPECIFIC AGREEMENTS BETWEEN THE PARTIES.

         3.1 Tax Sharing Agreement. Exhibit 3.1, the Tax Sharing Agreement, dated February 17, 1997, and the Amendment to Tax Sharing Agreement (collectively the "Tax Sharing Agreement") contain terms that establish the parties respective rights and obligations concerning tax aspects of the Distribution.

         3.2 Roaming Agreement. Exhibit 3.2, the "Roaming Agreement," contains terms that establish the parties, respective rights and obligations concerning roaming on their respective wireless systems.

         3.3 Spectrum Allocation and Non-Competition. Exhibit 3.3, the "Spectrum Allocation and Non-Competition Agreement," contains terms that shall govern the parties respective obligations in the event of business opportunities and in the event of conflicts of interest.

4 MISCELLANEOUS PROVISIONS OF GENERAL APPLICABILITY.

         4.1 Entire Agreement.

         All prior or contemporaneous oral agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, are merged into this Agreement and this Agreement shall constitute the entire agreement and understanding among them with respect to the subject matter hereof. No modification or waiver of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

         4.2 Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement is not assignable, in whole or in part, directly or indirectly, by either party hereto without the written consent of the other which consent shall not be unreasonably withheld.

         4.3 Further Documents; Compliance; Governmental Approvals.

         Both the Company and VoiceStream shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Both the Company and VoiceStream shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, (i) comply with all applicable laws, regulations, orders and decrees,
(ii) obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, and (iii) promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this section.

         4.4 Notices.

         All communications hereunder shall be in writing and shall be either personally delivered or sent by first class mail.

         4.5 Arbitration.

         If any controversy or claim arising out of this Agreement cannot be settled by the parties, the controversy or claim shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, and judgment on the award may be entered in any court having jurisdiction. The arbitration shall be conducted at Seattle, Washington.

         4.6 Attorneys' Fees.

         In the event that any party maintains or defends any cause of action against another party to this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees and costs of litigation and arbitration.

         4.7 Governing Law.

         The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

         4.8 Meaning of Terms.

         As used in this Agreement, the terms "the Company" and "VoiceStream" shall, unless the context otherwise requires, include the respective subsidiaries of the Company and VoiceStream.

         4.9 Headings.

         The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below.

                                             WESTERN WIRELESS CORPORATION




                                             By /s/ Mikal J. Thomsen
                                                -------------------------------
                                             Its President
                                                 ------------------------------
                                             Dated: April 9, 1999
                                                   ----------------------------

                                             VOICESTREAM WIRELESS CORPORATION


                                             By /s/ Robert R. Stapleton
                                                -------------------------------
                                             Its President
                                                 ------------------------------
                                             Dated: April 9, 1999
                                                   ----------------------------

                                  EXHIBIT (ii)

                            VOICESTREAM SUBSIDIARIES



               NAME                                         FORMERLY KNOWN AS                 STATE        % OWNED
               ----                                         -----------------                 -----        -------
VoiceStream PCS Holding LLC                       Western PCS Holding Corporation            Delaware        100%

VoiceStream PCS I LLC                             Western PCS I Corporation                  Delaware        100%

VoiceStream PCS I License LLC                     Western PCS I License Corporation          Delaware        100%

VoiceStream PCS II Corporation                    Western PCS II Corporation                 Delaware        100%

VoiceStream PCS II License Corporation            Western PCS II License Corporation         Delaware        100%

VoiceStream PCS III Corporation                   Western PCS III Corporation                Delaware        100%

VoiceStream PCS III License Corporation           Western PCS III License Corporation        Delaware        100%

PCS Wireless Systems Purchasing Corporation                                                  Delaware        100%

VoiceStream PCS BTA Corporation                   Western PCS BTA Corporation                Delaware        100%

VoiceStream PCS I Iowa Corporation                Western PCS I Iowa Corporation             Delaware        100%

VoiceStream PCS BTA License Corporation           Western PCS BTA License Corporation        Delaware        100%

VoiceStream PCS BTA I Corporation                 Western PCS BTA I Corporation              Delaware        100%

VoiceStream PCS BTA Development Corporation       Western PCS BTA Development Corporation    Delaware        100%

VoiceStream PCS SMR Corporation                   Western PCS SMR Corporation                Delaware        100%

VoiceStream PCS LMDS Corporation                  Western PCS LMDS Corporation               Delaware        100%

Cook Inlet Western Wireless PV/SS PCS, L.P.                                                  Delaware       49.9%

Cook Inlet/VoiceStream PCS LLC                                                               Delaware       49.9%

STPCS Joint Venture, L.L.C.                                                                  Delaware      17.81%

Iowa Wireless Services, L.P.                                                                 Delaware         38%

                                  EXHIBIT 1.1.2

                              INFORMATION STATEMENT

                                Exhibit 3.1(a)


                              TAX SHARING AGREEMENT

               Agreement dated this 14th day of October, 1997, by and among Western Wireless Corporation, a Washington corporation ("WWC"), Western PCS Corporation, a Delaware corporation ("Western PCS") and Hutchison
Telecommunications PCS (USA) Limited, a British Virgin Islands corporation (the "Investor") (the "Agreement").

               WHEREAS, WWC is the common parent of an affiliated group of corporations that files a consolidated federal income tax return (the "WWC Affiliated Group");

               WHEREAS, prior to the date hereof, WWC owned all of the outstanding stock of Western PCS;

               WHEREAS, as of the date hereof, Investor will acquire from Western PCS 19.9 percent of the outstanding common stock of Western PCS (the "Purchase"); and

               WHEREAS, WWC, Western PCS and Investor desire to establish an arrangement whereby the income tax liabilities of Western PCS and its direct and indirect subsidiaries (the "Western PCS Group") will be determined and paid by WWC and rebilled to Western PCS for settlement, and the Western PCS Group will be compensated by WWC for the use of certain Western PCS Group net operating losses and other tax attributes;

               NOW, THEREFORE, WWC, Western PCS and Investor agree as follows:

                                    ARTICLE I

               1.01 Preparation and Filing of Tax Returns by WWC. WWC shall prepare and timely file, or shall cause the preparation and timely filing of, all federal, state, and other income tax returns ("Tax Returns") of the Western PCS Group. With respect to the tax treatment of items affecting the Western PCS Group, such Tax Returns shall be prepared (in the absence of a material change in law or circumstance) in a manner that is consistent with past practices, elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar items have been filed prior to the Purchase.

               1.02 Payment of Taxes by WWC. Subject to Sections 1.05 and 1.08 and any rights of offset that WWC may have under this Agreement, WWC shall pay, or cause to be paid, all income taxes, interest, and penalties due with respect to income earned or recognized by the Western PCS Group.

               1.03 Determination of Income Taxes of the Western PCS Group. WWC shall determine and allocate to each member of the Western PCS Group its income taxes and related penalties and interest as if it were a separate and independent taxpayer. For purposes of this determination, WWC shall not give effect to any federal net operating loss carryover or carryback that would be available to any member of the Western PCS Group. The computations shall be prepared from year to year (in the absence of a material change in law or circumstance) in a manner consistent with past practices, elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar items have been filed prior to the Purchase. In the event that the WWC Affiliated Group files its consolidated federal income Tax Return on the basis of the alternative minimum tax, each member of the Western PCS Group will be allocated tax by WWC based on its tax calculated on a stand-alone basis. Items relating to intercompany transactions shall be treated as provided under Treasury Reg. Section 1.1502-13.

               WWC shall consult with Western PCS and Investor in the determination of the Western PCS Group members' allocated income tax liabilities and shall afford Western PCS and Investor reasonable opportunity to review such determinations by making such determinations available to Western PCS and Investor. Not later than the later of (i) 15 days after receipt of such determinations by Western PCS and Investor and (ii) 15 days before the filing due date of the relevant Tax Return, Investor or Western PCS shall notify WWC of any determinations or allocations with which Investor or Western PCS disagrees, including a reasonably detailed explanation of such disagreement. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

               In addition to the other principles and policies set forth in this Agreement, the parties have agreed that the determination and allocation of taxes under this Section shall be computed on the basis that (i) the merger of Western PCS III Corporation into Western PCS II Corporation during 1997 was a qualifying tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) any tax liability arising as a result of any future spin-off by Western PCS of any direct or indirect subsidiary of Western PCS shall not be allocated to any member of the Western PCS Group.

               WWC and Western PCS shall cooperate to effectively monitor any "excess loss accounts" (as defined in Treasury Reg. Section 1.1502-19) anywhere within the Western PCS Group. Prior to any event (including, but not limited to, debt cancellations and deconsolidation events) which may trigger recapture of income due to any excess loss account, WWC and Western PCS shall cooperate and use all commercially reasonably efforts to eliminate such excess loss account recapture or otherwise avoid or minimize the impact thereof.

               1.04 Determinations by WWC in Accordance with Allocation Policy Objectives. In the event that it may be unclear as to the result of the application of Section 1.03 to specific situations which may arise and which are not expressly addressed in Section 1.03, the allocation of taxes by WWC to the members of the Western PCS Group shall be made using the following tax allocation policy objective as a guide: the tax allocation policy is meant to fairly allocate federal, state, and local tax liabilities (without regard to federal net operating loss carryovers or carrybacks, except as provided in Sections 1.06 and 1.07) to the members of the Western PCS Group as if each such corporation filed its Tax Return and paid its tax on a separate company basis.

               1.05 Payment of Allocated Taxes. Subject to Sections 1.06 and 1.08, Western PCS shall pay to WWC on behalf of each of the members of the Western PCS Group, within 30 days after the later of (i) the receipt of the determinations referred to in Section 1.03 and (ii) the filing of the relevant Tax Return, the tax liability allocated to such member pursuant to Section 1.03, except for payments relating to disputed items under Section 1.03, which payments shall be made within 30 days after the resolution thereof. The tax liability of the WWC Affiliated Group, less the amount of tax liability allocated to the members of the Western PCS Group, shall be the sole responsibility of WWC and the other members of the WWC Affiliated Group, excluding the members of the Western PCS Group. The foregoing sentence shall not affect any right to indemnification that WWC or other members of its Affiliated Group may have from any person who is not a member of the WWC Affiliated Group for any taxes (including penalties and interest thereon and expenses related thereto) that are the responsibility of WWC. Western PCS may offset its obligation to make payments to WWC under this Section against WWC's obligations to make payments to Western PCS under the provisions of this Agreement.

               1.06 Treatment of Post-1997 Net Operating Losses and Other Tax Attributes. (a) If for any taxable year beginning on or after January 1, 1998, any member of the Western PCS Group has a net operating loss (computed without regard to any net operating loss carryover or carryback from any period) or generates any other tax attribute (e.g., a credit) that reduces the federal consolidated tax liability of the WWC Affiliated Group (excluding the Western PCS Group) for the year in which such loss is incurred or such attribute is generated, the amount of the net operating loss or tax attribute producing such reduction in tax liability shall be treated as follows: (i) first, to the extent of losses or attributes referred to in Section 1.12 (generally, Western PCS Group Pre-1997 Losses), as reducing the amount of such losses or attributes;
(ii) then, to the extent of losses referred to in Section 1.07 (Western PCS Group 1997 Losses), as reducing the amount of such losses; and (iii) thereafter, as a utilization of a current year loss or attribute; all as further described below in this Section.

               (b) With respect to the losses referred to in Section 1.06(a)(ii), WWC shall make such payment as provided in Section 1.07 by treating such amount as a "1997 Reimbursable Loss."

               (c) With respect to the losses and attributes referred to in
Section 1.06(a)(iii) above, the aggregate total of such losses and attributes shall be maintained in a deferred account (the "Western PCS Deferred Account") until the date upon which the Western PCS Group members (i) cease to file a consolidated federal income Tax Return with WWC, or (ii) cease to have any net operating loss carryovers computed on a stand-alone basis (taking into account the provisions of this Section 1.06 and computed as of the end of a taxable year). If the Western PCS Group members cease to file a consolidated federal income Tax Return with WWC, WWC shall pay to Western PCS within 30 days following the date of such deconsolidation an amount equal to the present value of the aggregate balance of such Western PCS Deferred Account determined by mutual agreement among WWC, Western PCS and Investor based on (i) the maximum federal income tax rate for corporations applicable for the year during which the deconsolidation becomes effective, (ii) reasonable projections for the Western PCS Group with regard to the anticipated timing of the utilization by it of such losses and attributes and (iii) commercially reasonable discount rate. If there is a dispute between WWC, Western PCS and Investor with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. In no event shall payment of any disputed amount be required to be made prior to 30 days following resolution of such dispute. If, prior to any time that the Western PCS Group members cease to file a consolidated federal income tax return with WWC, the Western PCS Group members cease to have any net operating loss carryovers computed on a stand-alone basis (taking into account the provisions of this Section 1.06 and computed as of the end of a taxable year), WWC shall pay to Western PCS an amount equal to the difference between (A) the sum of the Western PCS Group members' federal income tax liabilities determined as if each such member were a separate and independent taxpayer, and (B) the sum of the Western PCS Group members' federal income tax liabilities determined as if each such member were a separate and independent taxpayer and had available to it a part of the net operating losses and other attributes in the Western PCS Deferred Account proportionate to its taxable income. Thereafter, such calculation shall be performed annually (or until the Western PCS Group members cease to file a consolidated federal income tax return with WWC), and the amount in the Western PCS Deferred Account shall be reduced by the amount of the net operating losses and other attributes utilized in determining the federal income tax liabilities of the Western PCS Group members in (B).

               (d) The principles of Section 1.06(c) shall apply equally to years in which the WWC Affiliated Group (excluding the members of the Western PCS Group) has a net operating loss (computed without regard to any net operating loss carryover or carryback from any period) or other tax attribute which reduces the tax liability of the Western PCS Group. The deferred account of the WWC Affiliated Group (excluding members of the Western PCS Group) (the "WWC Deferred Account") shall be increased for all such current year losses and other attributes referred to in this Section 1.06(d). No member of the Western PCS Group shall be required to make any payment pursuant to Section 1.05 for any taxable year to the extent that such payment which otherwise would be required under Section 1.05 is attributable to any amount added for that taxable year to such WWC Deferred Account.

               (e) WWC and Western PCS may each offset their obligations to make payments pursuant to Section 1.06(c) and (d) against the other party's obligations to make such payments.

               (f) If for any taxable year beginning on or after January 1, 1998, any member of the Western PCS Group has a net operating loss (computed without regard to any net operating loss carryover or carryback from any period) or generates any other tax attribute (e.g., a credit) that reduces the federal consolidated tax liability of the WWC Affiliated Group, for any year other than the year in which such loss is incurred or such attribute is generated, below the amount that would have been payable if such Western PCS Group member had not incurred such loss or generated such attribute, WWC shall pay the amount of the tax reduction so computed to Western PCS within 30 days after the filing of the consolidated federal income Tax Return that reflects such tax reduction or, if such tax reduction is due to the carryback of an item and refund of earlier payment, within 30 days after the receipt by WWC of such refund payment. WWC may offset its obligation to make payments to Western PCS under this Section 1.06(f) against Western PCS's obligations to make payments to WWC under the provisions of this Agreement.

               (g) The principles of Section 1.06 shall be applied on the basis that, if any member of the WWC Affiliated Group has a net operating loss (computed without regard to any net operating loss carryover or carryback) or generates any other tax attribute for any taxable year beginning on or after January 1, 1998, such net operating loss or tax attribute shall be used first to reduce the federal tax liability for such year of the other members of the Western PCS Group or WWC Affiliated Group (excluding the Western PCS Group members) of which such member having such net operating loss or tax attribute is a member.

               1.07 Reimbursement for the Use of Western PCS Group 1997 Net Operating Losses. If for the 1997 taxable year any member of the Western PCS Group has a net operating loss (computed without regard to any net operating loss carryover or carryback from any period) that reduces the federal consolidated tax liability of the WWC Affiliated Group for any year below the amount that would have been payable if such Western PCS Group member had not incurred such loss (such net operating loss a "1997 Reimbursable Loss"), WWC shall pay to Western PCS the amount of such tax reduction, computed as specified in the next sentence. The amount of the tax reduction shall be an amount equal to $20 million times a fraction, the numerator of which shall be the amount of the Western PCS Group members' 1997 Reimbursable Losses utilized for the year of tax reduction, and the denominator of which shall be the total amount of the Western PCS Group members' 1997 net operating losses (computed without regard to any net operating loss carryover or carryback from any period). In no event shall (i) the total payments made by WWC to Western PCS under this Section exceed $20 million or (ii) the payment for any particular year exceed the amount of the tax reduction referred to in the first sentence of this Section 1.07. Any payment by WWC required under this Section 1.07 shall be paid to Western PCS within 30 days of WWC's filing of the consolidated federal income Tax Return that reflects such tax reduction as determined under this Section. WWC may offset its obligation to make payments to Western PCS under this Section against Western PCS's obligations to make payments to WWC under the provisions of this Agreement.

               The amount of losses and payments referred to in this Section
1.07 shall be reduced by the losses and payments determined in Section 1.06(b).

               In any case where WWC would be required to make a payment under
Section 1.06(f) but for the existence of a Western PCS Group member 1997 net operating loss (computed without regard to any net operating loss carryover or carryback from any period), the WWC Affiliated Group's federal consolidated tax liability shall be deemed to be reduced first by the 1997 loss and WWC shall make a payment to Western PCS under this Section 1.07 accordingly.

               1.08 Interim Estimated Payments. Within 30 days after each request by WWC, Western PCS shall advance to WWC amounts computed consistently with Sections 1.03, 1.04 and 1.06 necessary to reimburse WWC for the portion of any estimated federal income tax payments attributable to the inclusion of the members of the Western PCS Group in the WWC consolidated federal income Tax Return. Any amounts so paid in any year shall operate to reduce the amount payable to WWC following the end of such year pursuant to Section 1.05 above, and any excess of payments made by Western PCS pursuant to this Section 1.08 shall promptly be refunded by WWC to Western PCS. Conversely, within 30 days after the due date of any estimated federal income tax payments, WWC shall advance to Western PCS amounts computed consistently with Sections 1.06 and 1.07 (and only if a current payment would be required pursuant to Sections 1.06 and 1.07) necessary to reimburse Western PCS for the reduction in estimated federal income tax payments attributable to the inclusion of the

Western PCS Group in the WWC consolidated federal income Tax Return. Any amounts so paid in any year shall operate to reduce the amount payable to Western PCS following the end of such year pursuant to Sections 1.06 and 1.07, and any excess of payments made by WWC pursuant to this Section 1.08 shall promptly be refunded to WWC by Western PCS.

               1.09 State and Local Combined Reporting. In the event that any Western PCS Group member, on the one hand, and WWC or any other member of the WWC Affiliated Group (other than a member of the Western PCS Group), on the other hand, compute their state or local income, franchise, net worth or similar tax liabilities in any jurisdiction on a combined, consolidated or unitary basis, this Agreement shall apply to such corporations with respect to such taxes to the fullest extent possible, taking into account any differences between the federal consolidated return system and the state or local combined, consolidated or unitary return system.

               1.10 Conduct of Tax Audits and Disputes; Tax Adjustments. Except as otherwise provided in this Section 1.10, WWC and its duly appointed representatives shall have the right on behalf of all members of the Western PCS Group to supervise or otherwise coordinate any tax examination process and to negotiate, resolve, settle, and contest any asserted tax deficiencies or assert and prosecute any claim for tax refund. WWC shall consult with Western PCS and Investor in connection with such matters as relate to the Western PCS Group, shall give Investor a reasonable opportunity to participate therein (provided that WWC shall retain ultimate control of such matters), and shall promptly provide to Western PCS and Investor all information relating to such matters received by WWC or its representatives, including providing copies of all notices, assessments, or similar documents within 15 days of receipt. WWC shall not agree to any audit adjustment or deficiency, settle any issue or amount, resolve any issue, contest any claim, or take any other action in any legal proceeding that pertains to the Western PCS Group except in good faith and based on the merits thereof and without regard to any other audit adjustment, deficiency, issue, amount, claim or proceeding relating to the WWC Affiliated Group (excluding the Western PCS Group).

               In the event of any adjustment to the Tax Returns of any member of the Western PCS Group as filed (by reason of an amended return, claim for refund, or an audit by the Internal Revenue Service or other tax authority), the liability of each member of the Western PCS Group hereunder shall be redetermined to give effect to any such adjustment as if it had been made as part of the original determination and allocation of tax liability. Appropriate payments between WWC and Western PCS shall be made in respect of any such adjustment in accordance with the foregoing provisions of this Agreement within 30 days after any payments are made or refunds are received as a result of the adjustment or, in the case of contested proceedings, within 30 days after a final determination of the contest. Similar principles shall apply to the other members of the WWC Affiliated Group.

               1.11 Payment for Western PCS Group Post-1996 Losses and Other Tax Attributes Retained by WWC. In the event the Western PCS Group members cease to file a consolidated federal income Tax Return with WWC, WWC shall make a lump sum payment to Western PCS, according to the provisions of the following paragraph, within 30 days of the date that the Western PCS Group members leave the WWC Affiliated Group, in compensation for any unused net operating losses and other tax attributes arising after 1996 that are attributable to the Western PCS Group and that are retained by WWC.

               To the extent that Western PCS Group 1997 net operating losses are retained by WWC at such time, WWC shall pay to Western PCS the remaining unpaid balance of the $20 million due to Western PCS from WWC as provided in
Section 1.07, determined as if the amount of such retained losses were treated as o1997 Reimbursable Losses." In no event shall any payment to Western PCS under this Section in respect of net operating losses attributable to the Western PCS Group arising in 1997 exceed $20 million. To the extent that Western PCS Group post-1997 net operating losses or other attributes are retained by WWC at such time, WWC shall pay to Western PCS an amount equal to the present value of such retained net operating losses and other attributes determined by mutual agreement among WWC, Western PCS and Investor based on (i) the maximum federal income tax rate for corporations applicable for the year during which the deconsolidation becomes effective, (ii) reasonable projections for the Western PCS Group with regard to the anticipated timing of the utilization by it of such losses and other attributes and (iii) a commercially reasonable discount rate. If there is a dispute among WWC, Western PCS and Investor with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. In no event shall payment of any disputed amount be required to be made prior to 30 days following resolution of such dispute.

               1.12 Payment for Western PCS Group Pre-1997 Losses and WWC Group (Excluding Western PCS Group) Post-1997 Losses and Other Attributes Retained by Western PCS. In the event the Western PCS Group members cease to file a consolidated federal income Tax Return with WWC, Western PCS shall make a lump sum payment to WWC, at the time the Western PCS Group members leave the WWC Affiliated Group, in consideration for (i) any unused net operating losses arising before 1997 that are attributable to the Western PCS Group and that are retained by the Western PCS Group members and (ii) any unused net operating losses or other tax attributes arising after 1996 that are attributable to members of the WWC Affiliated Group, other than members of the Western PCS Group, and that are retained by Western PCS Group members. The amount of the payment in respect of losses referred to in clause (i) of the preceding sentence shall be equal to $20 million times a fraction, the numerator of which shall be the retained losses in clause (i), and the denominator of which shall be the total amount of the net operating losses arising before 1997 that are attributable to the Western PCS Group as of the date of this Agreement. To the extent that such losses and attributes referred to in clause (ii) above are retained by Western PCS at such time, Western PCS shall pay to WWC an amount equal to the present value of such retained net operating losses and attributes determined by mutual agreement among WWC, Western PCS and Investor based on (i) the maximum federal income tax rate for corporations applicable for the year during which the deconsolidation becomes effective, (ii) reasonable projections for the WWC Affiliated Group (excluding the Western PCS Group) with regard to the anticipated timing of the utilization by it of such losses and attributes and (iii) a commercially reasonable discount rate. If there is a dispute among WWC, Western PCS and Investor with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. In no event shall payment of any disputed amount be required to be made prior to 30 days following resolution of such dispute.

               For purposes of determining the amount of any payment to be made pursuant to this Section 1.12, the amount of pre-1997 losses and WWC Affiliated Group (excluding Western PCS Group) post-1997 losses and other attributes retained by the Western PCS Group members shall be reduced by losses and attributes as provided in clause (i) of Section 1.06(a).

               1.13 Ownership Change Loss Limitations. If a change of ownership (as determined under Section 382 of the Code) occurs with respect to WWC which causes the limitations of Section 382 to be applicable to any net operating loss (including carryforward losses) of any member of the Western PCS Group, WWC shall, at any time that the Western PCS Group (or any member thereof) ceases to file a consolidated federal income Tax Return with WWC, allocate to the Western PCS Group (or relevant member thereof) an equitable portion of any allowance for limited use of NOLs that remains available. Such allocation shall be determined based upon the proportion that the net operating losses (including carryforward net operating losses) of each member of the WWC Affiliated Group represents of the total of such losses (inclusive of such carryforward losses) of the entire WWC Affiliated Group as of the date of the deconsolidation.

               1.14 Indemnification of the Western PCS Group. WWC shall indemnify and hold the Western PCS Group members harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto due or payable by WWC or any member of the WWC Affiliated Group (other than taxes, penalties and interest allocable to members of the Western PCS Group pursuant to Sections 1.01 through 1.10 of this Agreement and taxes, penalties and interest of the members of the Western PCS Group where such items are not otherwise subject to the provisions of the Agreement). If, upon receipt by WWC of a notice of indemnification claim by Western PCS from Western PCS or Investor hereunder, WWC disputes such claim, WWC shall notify Western PCS and Investor of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required hereunder shall be paid within 30 days after the indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days after the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay the reasonable attorney's fees and other costs incurred by the indemnified party with respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

               1.15 Indemnification of WWC. Western PCS shall indemnify and hold WWC and all members of its Affiliated Group (other than the members of the Western PCS Group) harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto allocable to any member of the Western PCS Group pursuant to Sections 1.01 through 1.10 of this Agreement and taxes, penalties and interest of the members of the Western PCS Group where such items are not otherwise subject to the provisions of the Agreement. Any indemnification claim by WWC shall be delivered to both Western PCS and Investor. If, upon receipt by Western PCS and Investor of a notice of indemnification claim by WWC hereunder, Western PCS or Investor disputes such claim, Western PCS or Investor shall notify WWC of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required hereunder shall be paid within 30 days after the indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days of the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay the reasonable attorney's fees and other costs incurred by the indemnified party with respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

               1.16 Portion of Taxable Year. Whenever it is necessary under this Agreement to determine liability for taxes for a portion of a taxable year or period that begins before and ends after the Western PCS Group members cease to file a consolidated federal income Tax Return with WWC, the determination shall be made by assuming that each of the relevant corporations had a taxable year which ended at the close of the date on which such corporations cease to file a consolidated federal income Tax Return with WWC, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

               1.17 Payment Gross-up. Any payment required to be made under this Agreement after the Western PCS Group members cease to file a consolidated federal income Tax Return with WWC shall be increased so that the net amount retained by the corporation to which payment is due, after deduction of any tax due thereon, shall be equal to the amount otherwise due. All parties agree to report payments to each other hereunder as non-includable and non-deductible to the extent permitted under applicable law.

                                   ARTICLE II

               2.01 Limitation to Consolidated Return Years. The obligations of the parties hereunder shall relate solely to taxes, net operating losses and tax attributes arising during taxable years for which the Western PCS Group members file a consolidated federal income Tax Return with WWC, except that if, in a taxable year in which the Western PCS Group no longer files a consolidated federal income Tax Return with WWC, the Western PCS Group generates a net operating loss or other tax attribute which it carries back to a year in which the Western PCS Group did file a consolidated federal income Tax Return with WWC, WWC shall promptly apply for a refund upon notice of such carryback to WWC and, upon receipt of such refund, shall promptly pay to Western PCS the amount of the refund. Western PCS shall pay and indemnify WWC for all out-of-pocket expenses including outside accountant's fees, attorney's fees and reasonable overhead allocation incurred by WWC in making such refund claim and WWC shall be entitled to offset any such expenses against the amount of any refund received.

               2.02 Expenses. Except as otherwise stated herein, all costs and expenses incurred in connection with this Agreement and transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

               2.03 Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between or among the parties other than those set forth or referred to in this Agreement.

               2.04 Section Headings. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               2.05 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given when made, or served if in writing when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by returned telecopy, addressed as follows, or, in each case, to such other address as may be specified by a party in writing to another party:
               (a)  if to WWC, to it at:

                    Western Wireless Corporation
                    2001 NW Sammamish Road
                    Issaquah, Washington 98027
                    Attention:  Donald Guthrie
                    Facsimile No.:  425-313-7731

                    with copies (which shall not constitute notice) to:


                    Friedman Kaplan & Seiler LLP
                    875 Third Avenue
                    New York, New York 10022
                    Attention:  Barry A. Adelman, Esq.
                    Facsimile No.:  212-355-6401


                    and

                    Jones, Day, Reavis & Pogue
                    1450 G Street, N.W.
                    Washington, D.C. 20005
                    Attention:  Lester W. Droller, Esq.
                    Facsimile No.:  202-737-2832

               (b)  if to Western PCS, to it at:

                    Western PCS Corporation
                    2001 NW Sammamish Road
                    Issaquah, Washington 98027
                    Attention: Donald Guthrie
                    Facsimile No.: 425-313-7731

                    with copies (which shall not constitute notice) to:


                    Friedman Kaplan & Seiler LLP
                    875 Third Avenue
                    New York, New York 10022
                    Attention:  Barry A. Adelman, Esq.
                    Facsimile No.:  212-355-6401


                    and

                    Jones, Day, Reavis & Pogue
                    1450 G Street, N.W.
                    Washington, D.C. 20005
                    Attention:  Lester W. Droller, Esq.
                    Facsimile No.:  202-737-2832

               (c)  if to Investor, to it at:

                    Hutchison Telecommunications PCS (USA) Limited 22nd Floor, Hutchison House
                    10 Harcourt Road
                    Hong Kong
                    Attention:  Ms. Edith Shih
                    Facsimile No.:  852-2128-1778

                    with a copy (which shall not constitute notice) to:

                    Dewey Ballantine LLP
                    Suite 3907
                    Asia Pacific Finance Tower

                    Citibank Plaza, 3 Garden Road
                    Central Hong Kong
                    Attention:  John A. Otoshi
                    Facsimile No.:  852-2509-7088

               2.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

               2.07 Illegality. In case any provision in this Agreement shall be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless such remaining provisions are inconsistent with the policy objectives set forth in Section 1.04.

               2.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the second sentence of Section 2.09 below, to the benefit of the Investor as an express third party beneficiary thereof); provided, however, that no member of the Western PCS Group may assign any of its rights or obligations under this Agreement without the prior written consent of WWC.

               2.09 Arbitration. In the event of any dispute between WWC and Western PCS arising out of this Agreement, such dispute shall be submitted to arbitration in accordance (mutatis mutandis) with the terms and procedures set forth in Section 13(k) of the Shareholders Agreement of Western PCS, of even date herewith (the "Shareholders Agreement"), between WWC, Investor and Western PCS. The Investor shall have the right to participate in any pending arbitration and to consolidate any such arbitration with any arbitration which may be pending under the Shareholders Agreement and which relates to a dispute which involves in a material way substantially similar issues.

               IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties on the day set forth above.

                                            WESTERN WIRELESS CORPORATION



                                            By: ________________________________
                                                Title:


                                            WESTERN PCS CORPORATION



                                            By: ________________________________
                                                Title:

                                            HUTCHISON TELECOMMUNICATIONS PCS
                                            (USA) LIMITED


                                            By: ________________________________
                                                Title:

                                EXHIBIT 3.1(b)


                    FIRST AMENDMENT TO TAX SHARING AGREEMENT



         First Amendment dated __________, 1999, to the Tax Sharing Agreement (the "Tax Sharing Agreement"), dated February 17, 1998, by and among Western Wireless Corporation, a Washington Corporation, Western PCS Corporation (presently named VoiceStream Wireless Corporation), a Washington Corporation, and Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation.
         WHEREAS, the parties to the Tax Sharing Agreement desire to make certain amendments thereto in light of the proposed spin-off by Western Wireless Corporation of all of its stock in VoiceStream Wireless Corporation; and
         WHEREAS, VoiceStream Wireless Corporation was reincorporated in Washington prior to the date hereof.
         NOW, THEREFORE, the parties agree that the Tax Sharing Agreement is amended as follows:

         1. All references in the Tax Sharing Agreement to Western PCS Corporation or Western PCS shall be deemed to be references to VoiceStream Wireless Corporation ("VoiceStream"), a Washington Corporation, and all references in the Tax Sharing Agreement to the Western PCS Group shall be deemed to be references to the VoiceStream Group, which shall consist of VoiceStream and its direct and indirect subsidiaries.

         2. Section 1.02 of the Tax Sharing Agreement shall be amended so that the obligations of WWC thereunder shall be subject to Sections 1.05, 1.08, 1.14, 1.19, and 1.20. Accordingly, Section 1.02 of the Tax Sharing Agreement shall be amended to read as follows:

                  1.02 Payment of taxes by WWC. Subject to Sections 1.05, 1.08, 1.14, 1.19, and 1.20 and any rights of offset that WWC may have under this Agreement, WWC shall pay, or cause to be paid, all income taxes, interest, and penalties due with respect to income earned or recognized by the VoiceStream Group.

         3. Section 1.14 of the Tax Sharing Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  1.14 Indemnification of the VoiceStream Group. Except as otherwise provided in Section 1.20, WWC and each member of the WWC Affiliated Group (other than members of the VoiceStream Group) shall indemnify and hold each of the VoiceStream Group members harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto due from or payable by WWC or any member of the WWC Affiliated Group, other than taxes, penalties and interest (a) allocable to members of the VoiceStream Group pursuant to Sections 1.01 through 1.10 of the Agreement, (b) of members of the VoiceStream Group that are not otherwise subject to the provisions of this Agreement, (c) arising as a result of the failure of any member of the VoiceStream Group to comply in all material respects with each written representation and written statement made concerning it in the ruling request filed with the Internal Revenue Service by Western Wireless Corporation on September 28, 1998, including all accompanying exhibits and materials and the letters filed with the Internal Revenue Service by Western Wireless Corporation in connection therewith on November 24, 1998, January 14, 1999, and March 3, 1999 (collectively, the "Ruling Request"), (d) arising as a result of VoiceStream voluntarily ceasing within two years after the Spin-off, as defined in the Ruling Request, to actively conduct the VoiceStream Active Business, as defined in the Ruling Request, or (e) that are provided for in Section 1.19(b). For purposes of clause (c) of the prior sentence, the inaccuracy as of the time of the Spin-off of any written representation or written statement in the Ruling Request shall not constitute a failure of any member of the VoiceStream Group to comply with such representation or statement.

                           If, upon receipt by WWC of a notice of
                  indemnification claim by VoiceStream from VoiceStream or Investor hereunder (other than a claim related to the taxability of the Spin-off under Section 355 of the Code or
                  Section 311(b) of the Code or otherwise), WWC disputes such claim, WWC shall notify VoiceStream and Investor of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required under this Section 1.14 (other than a payment related to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise) shall be paid within 30 days after the indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days after the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay the reasonable attorney's fees and other costs incurred by the indemnified party with respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

         4. Section 1.15 of the Tax Sharing Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  1.15 Indemnification of WWC Affiliated Group. Except as otherwise provided in Section 1.20, VoiceStream and each member of the VoiceStream Group shall indemnify and hold each of the WWC Affiliated Group members (other than the members of the VoiceStream Group) harmless from and against all federal, state, local, foreign and other taxes and penalties and interest related thereto due from or payable by any member of the VoiceStream Group and, in the case of taxes specified in Section 1.14(c), (d), or (e) of this Agreement, due from or payable by any member of the WWC Affiliated Group (other than members of the VoiceStream Group), other than taxes, penalties and interest (a) allocable to members of the WWC Affiliated Group (other than the members of the VoiceStream Group) pursuant to Sections 1.01 through
                  1.10 of the Agreement, (b) of members of the WWC Affiliated Group (other than members of the VoiceStream Group) that are not otherwise subject to the provisions of this Agreement, (c) arising as a result of the failure of any member of the WWC Affiliated Group (other than the members of the VoiceStream Group) to comply in all material respects with each written representation and written statement made concerning it in the Ruling Request, (d) arising as a result of WWC voluntarily ceasing within two years after the Spin-off to actively conduct the WWC Active Business, as defined in the Ruling Request, or (e) that are provided for in Section 1.19(a).

                           If, upon receipt by VoiceStream and Investor of a
                  notice of indemnification claim by WWC hereunder (other than a claim relating to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code or otherwise), VoiceStream or Investor disputes such claim, VoiceStream or Investor shall notify WWC of its disagreement and the basis therefor within 30 days of receipt of the notice of claim. The parties shall act in good faith to resolve such disagreement and if they cannot reach a resolution, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties. Any indemnification payment required under this
                  Section 1.15 (other than a payment related to the taxability of the Spin- off under Section 355 of the Code or Section 311(b) of the Code or otherwise) shall be paid within 30 days after the indemnifying party receives notice of such required payment from the indemnified party or, if disputed, within 30 days of the resolution of such dispute as provided in the preceding sentence. The indemnifying party shall also pay reasonable attorney's fees and other costs incurred by the indemnified party with respect to the payment of such taxes and other amounts and the pursuit of the indemnification claim.

         5. A new Section 1.19 is added to the Tax Sharing Agreement as follows:

                  1.19 Code Section 355(e) Taxes. (a) Except as otherwise provided in Section 1.20, WWC and each member of the WWC Affiliated Group (other than members of the VoiceStream Group) shall indemnify and hold harmless each of the VoiceStream Group members from and against all taxes, and penalties and interest related thereto, arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law) as a result of any acquisition of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of WWC or any of its successors.

                  (b) Except as otherwise provided in Section 1.20, VoiceStream and each member of the VoiceStream Group shall indemnify and hold harmless each of the WWC Affiliated Group members (other than the members of the VoiceStream Group) from and against all taxes, and penalties and interest related thereto, arising in connection with the Spin-off pursuant to the application of
                  Section 355(e) of the Code (and any similar provision of state or local law) as a result of any acquisition of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of VoiceStream or any of its successors.

                  (c) For purposes of Section 1.19 (b), the amount of any tax arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law) shall be deemed to include the present value of any net operating losses of WWC utilized by WWC to offset gain arising in connection with the Spin-off pursuant to the application of Section 355(e) of the Code (and any similar provision of state or local law). The present value of such WWC net operating losses shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the Spin-off becomes effective, (ii) reasonable projections for the WWC Affiliated Group with regard to the anticipated timing of the utilization by it of such losses, and (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

         6.       A new Section 1.20 is added to the Agreement as follows:

                  1.20 Shared Responsibility for Certain Taxes Arising in Connection with the Spin-off. (a) VoiceStream and each member of the VoiceStream Group shall indemnify and hold harmless each of the WWC Affiliated Group members (other than members of the VoiceStream Group) from and against 50 percent of all taxes, and 50 percent of all penalties and interest related thereto, arising in connection with the Spin-off if (1) there have been acquisitions of a 50-percent or greater interest, within the meaning of Section 355(e) of the Code, of both WWC or any of its successors and VoiceStream or any of its successors, and each such acquisition, standing alone, would give rise to a tax in connection with the Spin-off pursuant to the application of Section 355(e) of the Code, or (2) both (x) a member of the WWC Affiliated Group (other than the members of the VoiceStream Group) has failed to comply in all material respects with each written representation made concerning it in the Ruling Request or WWC has voluntarily ceased within two years after the Spin-off to actively conduct the WWC Active Business, as defined in the Ruling Request, and as a result a tax would arise in connection with the Spin-off pursuant to the application of
                  Section 355 of the Code, and (y) a member of the VoiceStream Group has failed to comply in all material respects with each written representation made concerning it in the Ruling Request or VoiceStream has voluntarily ceased within two years after the Spin-off to actively conduct the VoiceStream Active Business, as defined in the Ruling Request, and as a result a tax would arise in connection with the Spin-off pursuant to the application of Section 355 of the Code. WWC and each member of the WWC Affiliated Group shall indemnify and hold harmless each member of the VoiceStream Group from the remaining taxes, and penalties and interest related thereto, arising in connection with the Spin- off in the circumstances set forth in clauses (1) and (2) of the prior sentence.

                  (b) For purposes of Section 1.20(a), the amount of any tax arising in connection with the Spin-off pursuant to the application of Section 355 (including Section 355(e)) of the Code (and any similar provision of state or local law) shall be deemed to include the present value of any net operating losses of WWC utilized by WWC to offset gain arising in connection with Spin-off pursuant to the application of
                  Section 355(e) of the Code (and any similar provision of state or local law). The present value of such WWC net operating losses shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the Spin-off becomes effective, (ii) reasonable projections for the WWC Affiliated Group with regard to the anticipated timing of the utilization by it of such losses, and (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

         7. A new Section 1.21 is added to the Agreement as follows: 1.21 Proceedings and Payment Related to Code Section 355 Taxes. (a) Notwithstanding Section 1.10 of this Agreement, WWC and its duly appointed representatives shall have the right on behalf of all members of the VoiceStream Group to supervise or otherwise coordinate any tax examination process and to negotiate, resolve, settle, and contest any asserted tax deficiencies or assert and prosecute any claim for tax refund related to any tax arising as a result of the Spin-off and for which WWC has sole indemnification responsibility under this Agreement. WWC shall consult with VoiceStream in connection with such matters as relate to the VoiceStream Group, shall give VoiceStream a reasonable opportunity to participate therein (provided that WWC shall retain ultimate control of such matters), and shall promptly provide to VoiceStream all information relating to such matters received by WWC or its representatives, including providing copies of all notices, assessments, or similar documents within 10 business days of receipt.

                  (b) Notwithstanding Section 1.10 of this Agreement, VoiceStream and its duly appointed representatives shall have the right on behalf of all members of the WWC Affiliated Group to supervise or otherwise coordinate that portion of any tax examination process and to negotiate, resolve, settle, and contest that portion of any asserted tax deficiencies or assert and prosecute that portion of any claim for tax refund related to any tax arising as a result of the Spin-off and for which

                  VoiceStream has sole indemnification responsibility under this Agreement. VoiceStream shall consult with WWC in connection with such matters, shall give WWC a reasonable opportunity to participate therein (provided that VoiceStream shall retain ultimate control of such matters), and shall promptly provide to WWC all information relating to such matters received by VoiceStream or its representatives, including providing copies of all notices, assessments, or similar documents within 5 business days of receipt. WWC shall promptly notify VoiceStream in writing upon receipt by WWC of notice of any pending or threatened federal, state, or local tax audits or assessments for which VoiceStream has sole indemnification responsibility under this Agreement, provided that failure to comply with this provision shall not affect WWC's right to indemnification hereunder.

                  (c) Notwithstanding Section 1.10 of this Agreement, WWC and VoiceStream shall mutually agree how to supervise or otherwise coordinate that portion of any tax examination process, and how to negotiate, resolve, settle, and contest that portion of any asserted tax deficiency, or how to prosecute that portion of any claim for tax refund, related to any tax for which there is shared responsibility under Section 1.20.

                  (d) Any indemnification payment under this Agreement related to the taxability of the Spin-off under Section 355 of the Code or Section 311(b) of the Code shall be made at least 3 business days before the relevant tax becomes due (taking into account any extensions of the due date for payment). Notice of any payment to be made pursuant to the preceding sentence shall be given by the indemnified party to the indemnifying party at least 10 business days before the relevant tax becomes due.

         8. A new section 1.22 is added to the Tax Sharing Agreement as follows:

                  1.22 Employee Stock Options. WWC and VoiceStream agree that following the Spin-off, (a) WWC shall claim a deduction under section 162 of the Code with respect to the exercise of all employee stock options to acquire the stock of WWC, and (b) VoiceStream shall claim a deduction under section 162 of the Code with respect to the exercise of all employee stock options to acquire the stock of VoiceStream. The party claiming the deduction as set forth in the prior sentence is referred to as the "Employer" and the other party is referred to as the "non-Employer." In the event that the non-Employer claims a deduction under the Code (for whatever reason) with respect to the exercise of an employee stock option to acquire stock of the Employer, such non-Employer shall compensate the Employer in an amount equal to the present value of the Employer's deduction claimed pursuant to this section 1.22. The present value of the Employer's deduction shall be determined by mutual agreement among WWC and VoiceStream based on (i) the maximum federal income tax rate for corporations applicable for the year during which the deduction was claimed by the Employer, (ii) reasonable projections for the Employer's affiliated group with regard to the anticipated timing of the utilization by it of such deduction, and (iii) a commercially reasonable discount rate. If there is a dispute among WWC and VoiceStream with regard to the preceding calculation, the matter shall be referred to an independent accounting firm acceptable to all parties, whose resolution of the matter shall be binding on the parties.

         9. Section 2.01 of the Tax Sharing Agreement is amended to read as follows:

                  2.01 Limitation to Consolidated Return Years. Except as provided in Section 1.22, the obligations of the parties hereunder shall relate solely to taxes, net operating losses and tax attributes arising during taxable years for which the

                  VoiceStream Group members file a consolidated federal income Tax Return with WWC, except that if, in a taxable year in which the VoiceStream Group no longer files a consolidated federal income Tax Return with WWC, the VoiceStream Group generates a net operating loss or other tax attribute which it carries back to a year in which the VoiceStream Group did file a consolidated federal income Tax Return with WWC, WWC shall promptly apply for a refund upon notice of such carryback to WWC and, upon receipt of such refund, shall promptly pay to VoiceStream the amount of the refund. VoiceStream shall pay and indemnify WWC for all out-of-pocket expenses including outside accountant's fees, attorney's fees and reasonable overhead allocation incurred by WWC in making such refund claim and WWC shall be entitled to offset any such expenses against the amount of any refund received.

         10. Except as expressly stated herein, the Tax Sharing Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this First Amendment has been signed on behalf of each of the parties on the day set forth.


                                            WESTERN WIRELESS CORPORATION


                                            By: ________________________________
                                                Title:


                                            VOICESTREAM WIRELESS CORPORATION



                                            By: ________________________________
                                                Title:

                                            HUTCHISON TELECOMMUNICATIONS
                                            PCS (USA) LIMITED


                                            By: ________________________________
                                                Title:

                                  EXHIBIT 3.2


                               ROAMING AGREEMENT


         This Agreement is entered into as of __________, 1999 by and between Western Wireless Corporation, a Washington corporation ("WWC"), and VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream").

         WHEREAS, WWC and VoiceStream are parties to that certain Roaming Agreement, dated as of February 17, 1998 (the "February Roaming Agreement"), setting forth, among other things, certain agreements regarding the rates upon which each of WWC and VoiceStream provide roaming services to the other;

         WHEREAS, in connection with the February Roaming Agreement, WWC and VoiceStream have entered into that certain Intercarrier Roamer Service Agreement dated as of _______, 1998 (the "February Roamer Service Agreement"), setting forth, among other things, the terms upon which each of WWC and VoiceStream provide roaming services to the other;

         WHEREAS, WWC and VoiceStream are parties to that certain Agreement and Plan of Distribution, dated as of ________, 1999, pursuant to which, among other things, WWC has agreed, upon the terms and conditions set forth therein, to distribute the shares of VoiceStream's Common Stock, no par value (the "Common Stock"), owned by it, which shares represent 80.1% of the Common Stock, to WWC's shareholders, on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin-Off");

         WHEREAS, as of the effective date of the Spin-Off (the "Spin-Off Effective Date"), VoiceStream and WWC desire to (i) terminate the February Roaming Agreement and the February Roamer Service Agreement; and (ii) enter into a new arrangement to provide roaming services to one another at the rates and upon the terms hereinafter provided; and

         WHEREAS, WWC and VoiceStream anticipate entering into a new Intercarrier Roamer Service Agreement (the "Standard Agreement"), in connection with this Agreement, a copy of which is attached hereto as Schedule A.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. This Agreement shall become effective on the Spin-Off Effective Date. If the Spin- Off Effective Date does not occur on or before December 31, 1999, (a) this Agreement shall terminate and be of no further force and effect whatsoever, and (b) each of the February Roaming Agreement and the February Roamer Service Agreement shall remain in full force and effect.

         2. WWC and VoiceStream hereby agree that each of the February Roaming Agreement and the February Roamer Service Agreement shall be terminated as of the Spin-Off Effective Date and thereafter shall be of no further force and effect.

         3. Each of WWC and VoiceStream agrees, on behalf of itself and its Subsidiaries, that each will provide roaming on its system to the other at a rate per minute for local service and an additional rate per minute for long-distance service as the Board of Directors of each of WWC and VoiceStream have mutually agreed prior to the date hereof.


         4. Each of WWC and VoiceStream further agrees, on behalf of itself and its Subsidiaries, if within its control, to use its reasonable best efforts to provide roaming technology for the benefit of the other's customers where necessary.


         5. Each of WWC and VoiceStream agrees, on behalf of itself and its Subsidiaries, that all roaming agreements between them shall be modified by mutual consent to reflect industry technological changes applicable to PCS to AMPS roaming and vice versa.

         6. Any and all disputes, controversies or claims (each a "Dispute") between the parties relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by American Arbitration Association ("AAA") in accordance with its rules, subject to the following provisions:

         (a) There shall be three arbitrators (the "Arbitrators"). Each party shall appoint one arbitrator within 30 days after giving or receiving notice of the submission of a Dispute to arbitration. The two arbitrators appointed by the parties shall appoint the third arbitrator. If a party does not appoint an arbitrator within such designated period, or if the two appointed arbitrators fail to appoint a third arbitrator within 30 days after their appointment, the relevant appointment shall be made by the president of the AAA.

         (b) The expenses of the arbitration shall be borne equally by WWC and VoiceStream, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

         (c) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

         (d) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).

         (e) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

         (f) The arbitration shall take place in New York, New York unless otherwise agreed by the parties.

         (g) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

         (h) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

         (i) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross- examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

         (j) Notwithstanding the dispute resolution procedures contained in this
Section 6 either party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 6.

         7. Notices. All notices, claims or other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile transmission, by registered or certified mail (return receipt requested), postage prepaid or overnight carrier guaranteeing next day delivery:

                  (a)      to VoiceStream:

                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           U.S.A.
                           Attention: General Counsel
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           with a copy to:

                           Alan R. Bender, Esq.
                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           U.S.A.
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           and:

                           Friedman Kaplan & Seiler LLP
                           875 Third Avenue
                           New York, New York 10022-6225
                           Attention:  Barry A. Adelman, Esq.
                           Telephone:  (212) 833-1107
                           Facsimile: (212)-355-6401

                  (b)      to WWC:

                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           U.S.A.
                           Attention: General Counsel
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080
                           with a copy to:

                           Alan R. Bender, Esq.
                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           U.S.A.
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           and:

                           Friedman Kaplan & Seiler LLP
                           875 Third Avenue
                           New York, New York 10022-6225
                           Attention:  Barry A. Adelman, Esq.
                           Telephone:  (212) 833-1107
                           Facsimile: (212)-355-6401

or to such other address as any party may from time to time furnish to the other by a notice given in accordance with the provisions of this Section 7. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

         8. Termination. WWC and VoiceStream agree that notwithstanding any terms to the contrary in the Standard Agreement or any other related agreement, this Agreement shall terminate upon the earliest to occur of any of the following events:


                  (a) the fifth (5th) anniversary of the Spin-Off Effective Date, unless extended by mutual written agreement of the parties;

                  (b) the mutual written agreement of the parties;

                  (c) upon notice by WWC to VoiceStream, in the event that VoiceStream or any of its Subsidiaries provides or resells, or acts as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which WWC or any of its Subsidiaries provides wireless telephony services other than (i) any such geographic area in which VoiceStream or any of its Subsidiaries provides such services on the Spin-Off Effective Date, or (ii) any such geographic area which is mutually agreed to by the parties after the Spin-Off Effective Date;

                  (d) upon notice by VoiceStream to WWC, in the event that WWC or any of its Subsidiaries provides or resells, or acts as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which VoiceStream or any of its Subsidiaries provides wireless telephony services other than (i) any such geographic area in which WWC or any of its Subsidiaries provides such services on the Spin-Off Effective Date, or (ii) any such geographic area which is mutually agreed to by the parties after the Spin-Off Effective Date; or


                  (e) upon six (6) months notice by either of WWC or VoiceStream to the other, in the event of a Change of Control (as defined below).

         For purposes of this Section 8, (a) a "Change of Control" means (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of VoiceStream or WWC, as the case may be, on a consolidated basis, to any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), excluding transfers or conveyances to or among VoiceStream's Subsidiaries or WWC's Subsidiaries, respectively, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that a Person owns more than 50% of the aggregate number of votes of all classes of capital stock of VoiceStream or WWC, respectively, which ordinarily have voting power for the election of directors of VoiceStream or WWC, respectively, immediately after such transaction; (ii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate number of votes of all classes of capital stock of VoiceStream or WWC, as the case may be, which ordinarily have voting power for the election of directors of VoiceStream or WWC, respectively; (iii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) shall have the right or ability (whether by agreement, proxies, ownership of shares or otherwise) to elect a majority of the Board of Directors of VoiceStream or WWC, as the case may be; or (iv) there ceasing to be any Person who serves on the Board of Directors of both WWC and VoiceStream; provided, however that for purposes of clauses (i) through (iv) above, neither the VOTING AGREEMENT, dated ___________, 1999, among VoiceStream Wireless Corporation, Hellman & Friedman Capital Partners II, L.P., H&F Orchard Partners, L.P., H&F International Partners, L.P., John W. Stanton, Theresa E. Gillespie, PN Cellular, Inc., Stanton Family Trust, Stanton Communications Corporation, GS Capital Partners, L.P., The Goldman Sachs Group, L.P., Bridge Street Fund 1992, L.P., Stone Street Fund 1992, L.P., Providence Media Partners L.P., Hutchison Telecommunications PCS (USA) Limited and Hutchison Telecommunications Holdings
(USA) Limited, nor any action taken thereunder, shall be deemed to have caused a Change of Control; and (b) a "Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability, company, or a government or agency or political subdivision thereof or any other entity.


         9. For purposes of this Agreement, a "Subsidiary" of any party hereto shall mean any other entity as to which such party, directly or indirectly, owns more than 50% of the outstanding voting power.

         10. Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of Washington.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their behalf by their officers thereunto duly authorized as of the day and year first above written.

WESTERN WIRELESS CORPORATION           VOICESTREAM WIRELESS CORPORATION

By:______________________________      By:______________________________________

Name:____________________________      Name:____________________________________

Its:_____________________________      Its:_____________________________________

                                  EXHIBIT 3.3


               SPECTRUM ALLOCATION AND NON-COMPETITION AGREEMENT

         This SPECTRUM ALLOCATION AND NON-COMPETITION AGREEMENT (the "Agreement"), dated as of __________, 1999, by and between Western Wireless Corporation, a Washington corporation ("WWC"), and VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream").

                              W I T N E S S E T H:

         WHEREAS, VoiceStream holds, directly or through its Subsidiaries (as hereinafter defined), personal communications services licenses operating in the 1850-1910 MHz and 1930- 1990 MHz bands issued by the Federal Communications Commission ("FCC") and is engaged in the business of acquiring, owning, constructing and operating wireless telecommunications systems utilizing such licenses and businesses ancillary thereto (the "PCS Business");

         WHEREAS, WWC holds, directly or through its Subsidiaries, cellular telephone licenses operating in the 824-849 MHz and 869-894 MHz bands issued by the FCC and is engaged in the business of acquiring, owning, constructing and operating wireless telecommunications systems utilizing such licenses and businesses ancillary thereto (the "Cellular Business");

         WHEREAS, WWC and VoiceStream operate in distinct segments of the wireless telecommunications industry under different brand names, with WWC operating a rural-focused cellular business and VoiceStream operating an urban-focused digital PCS business;

         WHEREAS, VoiceStream and WWC are parties to that certain Agreement and Plan of Distribution, dated of as of ________________, 1999 (the "Distribution Agreement"), pursuant to which, among other things, WWC has agreed upon the terms and conditions set forth therein, to distribute the shares of VoiceStream's Common Stock, no par value per share ("Common Stock"), owned by it, which shares represent 80.1% of the issued and outstanding shares of Common Stock, to its shareholders on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin-Off");

         WHEREAS, the Board of Directors of WWC has determined that it is in the best interests of WWC's stockholders to continue to expand and conduct its Cellular Business;

         WHEREAS, the Board of Directors of VoiceStream has determined it is in the best interests of VoiceStream's stockholders to continue to expand and conduct its PCS Business;

         WHEREAS, the Board of Directors of WWC and the Board of Directors of VoiceStream believe that during a transition period of three (3) years, or until there has been a VoiceStream Change of Control (as hereinafter defined) or a WWC Change of Control (as hereinafter defined), that it is in the best interests of each of the companies to expand its respective business and services, thereby becoming more competitive with other providers of its services;

         WHEREAS, the Spin-Off will allow each of WWC and VoiceStream to more readily expand their respective businesses, as well as pursue strategies and focus on objectives appropriate to its business; and

         WHEREAS, simultaneously with the consummation of the Spin-Off (the date of such consummation being hereinafter referred to as the "Spin-Off Effective Date"), WWC and VoiceStream desire to enter into certain agreements (i) concerning the allocation between them of certain assets and business opportunities hereafter acquired by either of them relating to the wireless telecommunications business, and (ii) not to solicit the other's employees, all on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, VoiceStream and WWC hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

         "AAA" has the meaning set forth in Section 10.

         "Agreement" has the meaning set forth in the preamble.

         "Arbitrators" has the meaning set forth in Section 10.

         "Cellular Business" has the meaning set forth in the recitals.

         "Change of Control" shall mean with respect to any Person (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of such Person, on a consolidated basis, to any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among such Person's Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that a Person owns more than 50% of the aggregate number of votes of all classes of capital stock of such Person which ordinarily have voting power for the election of directors, managers or trustees of the transferee entity immediately after such transaction; (ii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate number of votes of all classes of capital stock of such Person which ordinarily have voting power for the election of directors of such Person; or (iii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) shall have the right or ability (whether by agreement, proxies, ownership of shares or otherwise) to elect a majority of the Board of Directors of such Person; provided, however, that for purposes of clauses (i) through
(iii) above, neither the VOTING AGREEMENT, dated ___________, 1999, among VoiceStream Wireless Corporation, Hellman & Friedman Capital Partners II, L.P., H&F Orchard Partners, L.P., H&F International Partners, L.P., John W. Stanton, Theresa E. Gillespie, PN Cellular, Inc., Stanton Family Trust, Stanton Communications Corporation, GS Capital Partners, L.P., The Goldman Sachs Group, L.P., Bridge Street Fund 1992, L.P., Stone Street Fund 1992, L.P., Providence Media Partners L.P., Hutchison Telecommunications PCS (USA) Limited and Hutchison Telecommunications Holdings (USA) Limited, nor any action taken thereunder, shall be deemed to have caused a Change of Control.


         "CIRI" means Cook Inlet Western Wireless PV/SS PCS L.P. or Cook Inlet/VoiceStream PCS LLC.

         "Common Stock" has the meaning set forth in the recitals.

         "Dispute" has the meaning set forth in Section 10.

         "Distribution Agreement" has the meaning set forth in the recitals.

         "Exchange Act" means the Securities Exchange Act, as amended, and any successor act thereto.

         "FCC" has the meaning set forth in the recitals.

         "PCS Business" has the meaning set forth in the recitals.

         "Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof or any other entity.

         "Subsidiary" means, as to any Person, another Person of which more than 50% of the voting power is owned, directly or indirectly, by such Person.

         "Term" has the meaning set forth in Section 6.

         "VoiceStream" has the meaning set forth in the preamble.


         "VoiceStream Change of Control" means (a) a Change of Control of VoiceStream, or (b) there ceasing to be any Person who serves on the Board of Directors of both WWC and VoiceStream.


         "VoiceStream Group" means VoiceStream, its Subsidiaries and CIRI.

         "VoiceStream Voting Agreement" means that certain Voting Agreement, dated as of __________, 1999, among VoiceStream and the shareholders of VoiceStream party thereto.

         "WWC" has the meaning set forth in the preamble.

         "WWC Change of Control" means (a) a Change of Control of WWC, or (b) there ceasing to be any Person who serves on the Board of Directors of both WWC and VoiceStream.


         "WWC Group" means WWC and its Subsidiaries.

         "WWC Voting Agreement" means that certain Voting Agreement, dated as of May 13, 1996, among WWC and the shareholders of WWC party thereto.

         When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein," "hereunder" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

2. Allocation of Certain Opportunities.

         (a) Agreements Regarding Opportunities in the PCS Business. During the Term, WWC agrees that:

                  (i) it will not, and it will not permit any member of the WWC Group to, pursue any opportunity which constitutes primarily a PCS Business (which shall include for this purpose the opportunity to acquire any expansion spectrum allocated by the FCC to broadband personal communications services) in the United States, unless, (a) prior to pursuing such opportunity, WWC notifies VoiceStream, in writing, of said opportunity and (b) within seven (7) business days of delivery of such notice, VoiceStream has either (x) not notified WWC, in writing, that a member of the VoiceStream Group is pursuing, or has determined to pursue, such opportunity or, (y) has notified WWC, in writing, that no member of the VoiceStream Group is pursuing, and each member of the VoiceStream Group has determined not to pursue, such opportunity. In the event that within such seven (7) business day period, VoiceStream has not notified WWC, in writing, that a member of the VoiceStream Group is pursuing, or has determined to pursue, such opportunity, or has notified WWC, in writing, that no member of the VoiceStream Group is pursuing, and each member of the VoiceStream Group has determined not to pursue, such opportunity, any member of the WWC Group may, in its discretion, pursue such opportunity free of any rights of any member of the VoiceStream Group under this Agreement. In the event that within such seven (7) business day period, VoiceStream has notified WWC, in writing, that a member of the VoiceStream Group is pursuing, or has determined to pursue, such opportunity, and thereafter determines to discontinue pursuing such opportunity, VoiceStream shall immediately notify WWC, in writing, of such determination and upon receipt of said notification, any member of the WWC Group may, in its discretion, pursue such opportunity for its own purpose free of any rights of any member of the VoiceStream Group under this Agreement; and


                  (ii) in the event any member of the WWC Group acquires any businesses or assets which include businesses or assets which constitute a PCS Business in the United States, such member will offer VoiceStream the opportunity to acquire any such businesses or assets constituting the PCS Business at a purchase price equal to that portion of the purchase price paid by the WWC Group which is allocable to the PCS Business. The boards of directors of WWC and VoiceStream shall endeavor to determine in good faith the portion of the purchase price allocable to the PCS Business. If WWC and VoiceStream are unable to agree upon the portion of the purchase price allocable to the PCS Business, the determination of the portion thereof allocable to the PCS Business shall be determined by arbitration pursuant to Section 10 hereof.


         (b) Agreements Regarding Opportunities in the Cellular Business. During the Term, VoiceStream agrees that:

                  (i) it will not, and it will not permit any member of the VoiceStream Group to, pursue any opportunity which constitutes primarily a Cellular Business (which shall include for this purpose the opportunity to acquire any expansion spectrum allocated by the FCC to cellular services) in the United States, unless, (a) prior to pursuing such opportunity, VoiceStream notifies WWC, in writing, of said opportunity and (b) within seven (7) business days of delivery of such notice, WWC has either (x) not notified VoiceStream, in writing, that a member of the WWC Group is pursuing, or has determined to pursue, such opportunity, or (y) has notified VoiceStream, in writing, that no member of the WWC Group is pursuing, and each member of the WWC Group has determined not to pursue, such opportunity. In the event that within such seven
(7) business day period, WWC has not notified VoiceStream, in writing, that a member of the WWC Group is pursuing, or has determined to pursue, such opportunity, or has notified VoiceStream, in writing, that no member of the WWC Group is pursuing, and each member of the WWC Group has determined not to pursue, such opportunity, any member of the VoiceStream Group may, in its discretion, pursue such opportunity free of any rights of any member of the WWC Group under this Agreement. In the event that within such seven (7) business day period, WWC has notified VoiceStream, in writing, that a member of the WWC Group is pursuing, or has determined to pursue, such opportunity, and thereafter determines to discontinue pursuing such opportunity, WWC shall immediately notify VoiceStream, in writing, of such determination and upon receipt of said notification, any member of the VoiceStream Group may, in its discretion, pursue such opportunity for its own purpose free of any rights of any member of the WWC Group under this Agreement; and


                  (ii) in the event any member of the VoiceStream Group acquires any business or assets which include businesses or assets which constitute a Cellular Business in the United States, such member will offer WWC the opportunity to acquire any such businesses or assets constituting the Cellular Business at a purchase price equal to that portion of the purchase price paid by the VoiceStream Group which is allocable to the Cellular Business. The boards of directors of WWC and VoiceStream shall endeavor to determine in good faith the portion of the purchase price allocable to the Cellular Business. If WWC and VoiceStream are unable to agree upon the portion of the purchase price allocable to the Cellular Business, the determination of the portion thereof allocable to the Cellular Business shall be determined by arbitration pursuant to Section 10 hereof.

         (c) Overlapping Area. During the Term:

                  (i) VoiceStream agrees it will not, and it will not permit any member of the VoiceStream Group to, provide or resell, or act as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which any member of the WWC Group provides wireless telephony services other than (x) any such geographic area in which any member of the VoiceStream Group provides such services on the Spin-Off Effective Date, or (y) any such geographic area which is mutually agreed to by the parties after the Spin-Off Effective Date; and

                  (ii) WWC agrees it will not, and it will not permit any member of the WWC Group to, provide or resell, or act as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which any member of the VoiceStream Group provides wireless telephony services other than (x) any such geographic area in which any member of the WWC Group provides such services on the Spin-Off Effective Date, or (y) any such geographic area which is mutually agreed to by the parties after the Spin- Off Effective Date.

         (d) Agreement Regarding Other Opportunities. During the Term, WWC and VoiceStream agree that, with respect to any opportunity in the wireless telecommunications business in the United States which is related to neither a PCS Business nor a Cellular Business, WWC and VoiceStream shall divide such opportunity equally between them, unless WWC and VoiceStream agree to another arrangement with respect to such opportunity.

3. Employees.

         (a) WWC Employees. During the Term, WWC shall not, and shall not permit any member of the WWC Group to, without VoiceStream's prior written consent, directly or indirectly, (i) solicit or encourage any employee of any member of the VoiceStream Group to leave the employ of such member, or (ii) hire or offer to hire any employee who has left the employ of a member of the VoiceStream Group, within three hundred and sixty-five (365) days after the termination of such employee's employment with such member of the VoiceStream Group.

         (b) VoiceStream Employees. During the Term, VoiceStream shall not, and shall not permit any member of the VoiceStream Group to, without WWC's prior written consent, directly or indirectly, (i) solicit or encourage any employee of any member of the WWC Group to leave the employ of such member, or (ii) hire or offer to hire any employee who has left the employ of a member of the WWC Group, within three hundred and sixty-five (365) days after the termination of such employee's employment with such member of the WWC Group.

         (c) Transition Employees. Notwithstanding anything contained in this
Section 3 to the contrary, with respect to any employee of any member of (i) the WWC Group who is made available to any member of the VoiceStream Group, or (ii) the VoiceStream Group who is made available to any member of the WWC Group, in each case, in accordance with Section 2.1.2 of the Distribution Agreement, WWC and VoiceStream hereby agree to enter into mutually satisfactory agreements as to whether a member of the WWC Group or a member of the VoiceStream Group will employ each such employee after the termination of the provisions of Section
2.1.2 of the Distribution Agreement in accordance with its terms.

4. Agreements Regarding CIRI.

         WWC and VoiceStream hereby agree that any of the covenants and agreements of VoiceStream contained herein which require VoiceStream to cause or permit CIRI to act or refrain from acting, shall be satisfied by VoiceStream if VoiceStream votes its respective interests in CIRI, and requests the other equity holders of CIRI to vote their respective interests in CIRI, in favor of or against, as the case may be, the action proposed to be taken by CIRI. It is understood that VoiceStream does not control CIRI and, accordingly, the other equity holders of CIRI might be able to cause CIRI to take an action or refrain from taking an action contrary to VoiceStream's expressed request.

5. Representations and Warranties.

         Each of WWC and VoiceStream hereby represents and warrants to the other as follows:

         (a) It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to execute, deliver and perform its obligations under this Agreement;

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

         (c) Neither the execution, delivery or performance of this Agreement by it, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice of passage of time, or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (i) any provision of its (or any of its Subsidiaries') certificate of incorporation or by-laws, (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which it, or any of its Subsidiaries, is a party or by which it, or any of its Subsidiaries, or its, or any of its

Subsidiaries', properties may be bound or affected, or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which it, or any of its Subsidiaries, is a party or by which it, or any of its Subsidiaries, or any of its, or any of its Subsidiaries', properties are bound or affected.

6. Effectiveness; Term.

         This Agreement shall be effective for a period after the Spin-Off Effective Date through and including the earliest to occur of any of the following events (the "Term"):

         (a) the third anniversary of the Spin-Off Effective Date;

         (b) mutual written agreement of WWC and VoiceStream;

         (c) a WWC Change of Control; or

         (d) a VoiceStream Change of Control;

provided, however, that if the Spin-Off Effective Date does not occur on or before December 31, 1999, this Agreement shall terminate and be of no further force and effect whatsoever.

7. Waiver; Amendments.

         This Agreement may be amended, modified or supplemental only by written agreement of the parties. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

8. Specific Performance.

         Each of the WWC and VoiceStream hereby acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the WWC and VoiceStream agrees that the other party, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

9. Notices.

         All notices, claims or other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile transmission, by registered or certified mail (return receipt requested), postage prepaid or overnight carrier guaranteeing next day delivery:

                  (a)      to VoiceStream:

                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           Attention: General Counsel
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           with a copy to:

                           Alan R. Bender, Esq.
                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           and:

                           Friedman Kaplan & Seiler LLP
                           875 Third Avenue
                           New York, New York 10022-6225
                           Attention:  Barry A. Adelman, Esq.
                           Telephone:  (212) 833-1107
                           Facsimile: (212)-355-6401

                  (b)      to WWC:

                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           Attention: General Counsel
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           with a copy to:

                           Alan R. Bender, Esq.
                           3650 131 Avenue SE
                           Bellevue, Washington 98006
                           Tel: (425) 586-8014
                           Fax: (425) 586-8080

                           and:

                           Friedman Kaplan & Seiler LLP

                           875 Third Avenue
                           New York, New York 10022-6225
                           Attention:  Barry A. Adelman, Esq.
                           Telephone:  (212) 833-1107
                           Facsimile: (212)-355-6401


or to such other address as any party may from time to time furnish to the other by a notice given in accordance with the provisions of this Section 9. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

10. Arbitration.

         Any and all disputes, controversies or claims (each a "Dispute") between the parties relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by American Arbitration Association ("AAA") in accordance with its rules, subject to the following provisions:

         (a) There shall be three arbitrators (the "Arbitrators"). Each party shall appoint one arbitrator within 30 days after giving or receiving notice of the submission of a Dispute to arbitration. The two arbitrators appointed by the parties shall appoint the third arbitrator. If a party does not appoint an arbitrator within such designated period, or if the two appointed arbitrators fail to appoint a third arbitrator within 30 days after their appointment, the relevant appointment shall be made by the President of the AAA.

         (b) The expenses of the arbitration shall be borne equally by WWC and VoiceStream, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

         (c) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

         (d) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).

         (e) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

         (f) The arbitration shall take place in New York, New York unless otherwise agreed by the parties.

         (g) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

         (h) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

         (i) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

         (j) Notwithstanding the dispute resolution procedures contained in this
Section 10 either party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 10.

11. Entire Agreement.

         This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among the parties hereto with respect to such subject matter.

12. Section Headings.

         The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

13. Applicable Law.

         The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of New York.

14. Failure to Pursue Remedies.

         The failure of any party hereto to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15. Cumulative Remedies.

         The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16. Severability.

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

17. Successors and Assigns.

         This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each party hereto.

18. Further Assurances.

         Each party hereto at the request of the other party shall, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

19. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be considered the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       VOICESTREAM WIRELESS CORPORATION


                                       By:______________________________________
                                          Name:
                                          Title:


                                       WESTERN WIRELESS CORPORATION


                                       By:______________________________________
                                          Name:
                                          Title: